CITIGROUP MORTGAGE LOAN TRUST INC.


                                    Depositor





                            LITTON LOAN SERVICING LP


                                    Servicer





                           RESMAE MORTGAGE CORPORATION


                                Interim Servicer





                                       and





                      DEUTSCHE BANK NATIONAL TRUST COMPANY


                                     Trustee





                         Pooling and Servicing Agreement





                           Dated as of October 1, 2004




                 Citigroup Mortgage Loan Trust, Series 2004-RES1
                     Asset Backed Pass-Through Certificates
                                Series 2004-RES1

                                TABLE OF CONTENTS

                                                                           Page
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Defined Terms..............................................11

Section 1.02.     Allocation of Certain Interest Shortfalls..................65

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of the Mortgage Loans...........................67

Section 2.02.     Acceptance of REMIC I by Trustee...........................69

Section 2.03.     Repurchase or Substitution of Mortgage Loans by the
                  Originators and the Seller.................................70

Section 2.04.     Reserved....................................................3

Section 2.05.     Representations, Warranties and Covenants of the
                   Servicer..................................................73

Section 2.06.     Issuance of the REMIC I Regular Interests and the
                    Class R-I Interest.......................................75

Section 2.07.     Conveyance of the REMIC I Regular Interests; Acceptance
                    of REMIC II by the Trustee...............................75

Section 2.08.     Issuance of Class R Certificates...........................76

Section 2.09.     Conveyance of the Class M-8 Interest; Acceptance of
                    REMIC III by the Trustee.................................76

Section 2.10.     Conveyance of the Class M-9 Interest; Acceptance
                    of REMIC IV by the Trustee...............................76

Section 2.11.     Conveyance of the Class M-10 Interest; Acceptance
                    of REMIC V by the Trustee................................77

Section 2.12.     Conveyance of the Class M-11 Interest; Acceptance
                    of REMIC VI by the Trustee...............................77

Section 2.13.     Conveyance of the Class M-12 Interest; Acceptance
                    of REMIC VII by the Trustee..............................77

Section 2.14.     Conveyance of the Class CE Interest; Acceptance
                    of REMIC VIII by the Trustee.............................78

Section 2.15.     Conveyance of the Class P Interest; Acceptance
                    of REMIC IX by the Trustee...............................78

Section 2.16.     Issuance of Class R-X Certificates.........................78

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01.     Servicer to Act as Servicer................................79

Section 3.02.     Sub-Servicing Agreements Between Servicer and
                    Sub-Servicers............................................82

Section 3.03.     Successor Sub-Servicers....................................83

Section 3.04.     No Contractual Relationship Between Sub-Servicer,
                    Trustee or the Certificateholders........................83

Section 3.05.     Assumption or Termination of Sub-Servicing Agreement
                    by Trustee...............................................83

Section 3.06.     [Reserved].................................................83

Section 3.07.     Collection of Certain Mortgage Loan Payments...............83

Section 3.08.     [Reserved].................................................84

Section 3.09.     Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts.......................................84

Section 3.10.     Collection Account, Distribution Account and Initial
                    Deposit Accounts.........................................85

Section 3.11.     Withdrawals from the Collection Account and Distribution
                    Account..................................................87

Section 3.12.     Investment of Funds in the Investment Accounts.............89

Section 3.13.     [Reserved].................................................90

Section 3.14.     Maintenance of Hazard Insurance and Errors and
                   Omissions and Fidelity Coverage...........................90

Section 3.15.     Enforcement of Due-on-Sale Clauses; Assumption Agreements..92

Section 3.16.     Realization Upon Defaulted Mortgage Loans..................93

Section 3.17.     Trustee to Cooperate; Release of Mortgage Files............95

Section 3.18.     Servicing Compensation.....................................96

Section 3.19.     [Reserved].................................................97

Section 3.20.     Statement as to Compliance.................................97

Section 3.21.     Independent Public Accountants' Servicing Report...........97

Section 3.22.     Access to Certain Documentation............................97

Section 3.23.     Title, Management and Disposition of REO Property..........98

Section 3.24.     Obligations of the Servicer in Respect of Prepayment
                   Interest Shortfalls......................................101

Section 3.25.     [Reserved]................................................101

Section 3.26.     Obligations of the Servicer in Respect of Mortgage
                   Rates and  Monthly Payments..............................101

Section 3.27.     Net WAC Rate Carryover Reserve Account....................101

Section 3.28.     Advance Facility..........................................102

Section 3.29.     Transfer of Servicing.....................................104

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Distributions.............................................106

Section 4.02.     Statements to Certificateholders..........................116

Section 4.03.     Remittance Reports; Advances..............................120

Section 4.04.     Allocation of Realized Losses.............................121

Section 4.05.     Compliance with Withholding Requirements..................124

Section 4.06.     Exchange Commission; Additional Information...............124

Section 4.07.     The Certificate Insurance Policy..........................126

Section 4.08.     Effect of Payments by the Certificate Insurer;
                    Subrogation.............................................128

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.     The Certificates..........................................130

Section 5.02.     Registration of Transfer and Exchange of Certificates.....132

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.........136

Section 5.04.     Persons Deemed Owners.....................................137

Section 5.05.     Certain Available Information.............................137

Section 5.06.     Rights of the Certificate Insurer to Exercise Rights
                   of Class A-1 Certificateholders..........................138

Section 5.07.     Certificate Insurer Default...............................138

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01.     Liability of the Depositor and the Servicer...............140

Section 6.02.     Merger or Consolidation of the Depositor or the Servicer..140

Section 6.03.     Limitation on Liability of the Depositor,
                    the Servicer and Others.................................140

Section 6.04.     Limitation on Resignation of the Servicer.................141

Section 6.05.     Rights of the Depositor in Respect of the Servicer........142

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.     Servicer Events of Default................................144

Section 7.02.     Trustee to Act; Appointment of Successor..................146

Section 7.03.     Notification to Certificateholders........................147

Section 7.04.     Waiver of Servicer Events of Default......................148

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee.........................................149

Section 8.02.     Certain Matters Affecting the Trustee.....................150

Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.....151

Section 8.04.     Trustee May Own Certificates..............................151

Section 8.05.     Trustee's Fees and Expenses...............................152

Section 8.06.     Eligibility Requirements for Trustee......................152

Section 8.07.     Resignation and Removal of the Trustee....................153

Section 8.08.     Successor Trustee.........................................153

Section 8.09.     Merger or Consolidation of Trustee........................154

Section 8.10.     Appointment of Co-Trustee or Separate Trustee.............154

Section 8.11.     Reserved..................................................155

Section 8.12.     Appointment of Office or Agency...........................155

Section 8.13.     Representations and Warranties of the Trustee.............156

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.     Termination Upon Repurchase or Liquidation of
                    All Mortgage Loans......................................157

Section 9.02.     Additional Termination Requirements.......................159

                                    ARTICLE X

                                REMIC PROVISIONS

Section 10.01.    REMIC Administration......................................160

Section 10.02.    Prohibited Transactions and Activities....................163

Section 10.03.    Servicer and Trustee Indemnification......................163

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment.................................................164

Section 11.02.    Recordation of Agreement; Counterparts....................165

Section 11.03.    Limitation on Rights of Certificateholders................166

Section 11.04.    Governing Law.............................................166

Section 11.05.    Notices...................................................166

Section 11.06.    Severability of Provisions................................167

Section 11.07.    Notice to Rating Agencies and the Certificate Insurer.....167

Section 11.08.    Article and Section References............................168

Section 11.09.    Grant of Security Interest................................168

Section 11.10.    Third Party Rights........................................169

Exhibits

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class M-1 Certificate
Exhibit A-4       Form of Class M-2 Certificate
Exhibit A-5       Form of Class M-3 Certificate
Exhibit A-6       Form of Class M-4 Certificate
Exhibit A-7       Form of Class M-5 Certificate
Exhibit A-8       Form of Class M-6 Certificate
Exhibit A-9       Form of Class M-7 Certificate
Exhibit A-10      Form of Class M-8 Certificate
Exhibit A-11      Form of Class M-9 Certificate
Exhibit A-12      Form of Class M-10 Certificate
Exhibit A-13      Form of Class M-11 Certificate
Exhibit A-14      Form of Class M-12 Certificate
Exhibit A-15      Form of Class CE Certificate
Exhibit A-16      Form of Class P Certificate
Exhibit A-17      Form of Class R Certificate
Exhibit A-18      Form of Class R-X Certificate
Exhibit B         [Reserved]
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit D         Form of Assignment Agreement
Exhibit E         Request for Release
Exhibit F-1       Form  of  Transferor   Representation  Letter  and  Form  of
                  Transferee Representation Letter in Connection with Transfer of the Private Certificates  Pursuant to Rule 144A Under the
                  1933 Act
Exhibit F-2       Form  of  Transfer  Affidavit  and  Agreement  and  Form  of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Cap Contracts
Exhibit I         Form of Limited Power of Attorney
Exhibit J         Form of Officer's Certificate with respect to Prepayments
Exhibit K         Form of Lost Note Affidavit
Exhibit L-1       Form of  Certification  to Be Provided by the Depositor with
                  Form 10-K
Exhibit L-2       Form of  Certification  to Be Provided to  Depositor  by the
                  Trustee
Exhibit L-3       Form of  Certification  to Be Provided to  Depositor  by the
                  Servicer
Exhibit L-4       Form of  Certification  to Be Provided to  Depositor  by the
                  Interim Servicer
Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule
Schedule 3        Schedule of Delayed Servicing Transfer Mortgage Loans

                  This Pooling and Servicing Agreement, is dated and effective as of October 1, 2004, among CITIGROUP MORTGAGE LOAN TRUST INC. as Depositor, LITTON LOAN SERVICING LP as Servicer, RESMAE MORTGAGE CORPORATION as Interim Servicer and DEUTSCHE BANK NATIONAL TRUST COMPANY as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Servicer Prepayment Charge Payment Amount, the Net WAC Rate Carryover Reserve Account and the Cap Contracts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.


                                         REMIC I                     Initial                  Latest Possible
                               ---------------------------  --------------------------  ---------------------------
         Designation                 Remittance Rate          Uncertificated Balance         Maturity Date(1)
           I-LTAA                      Variable(2)               $  319,941,982.04           October 25, 2034
           I-LTA1                      Variable(2)               $    1,958,780.00           October 25, 2034
           I-LTA2                      Variable(2)               $      718,280.00           October 25, 2034
           I-LTM1                      Variable(2)               $      106,100.00           October 25, 2034
           I-LTM2                      Variable(2)               $       68,555.00           October 25, 2034
           I-LTM3                      Variable(2)               $       65,295.00           October 25, 2034
           I-LTM4                      Variable(2)               $       52,235.00           October 25, 2034
           I-LTM5                      Variable(2)               $       50,600.00           October 25, 2034
           I-LTM6                      Variable(2)               $       32,645.00           October 25, 2034
           I-LTM7                      Variable(2)               $       32,645.00           October 25, 2034
           I-LTM8                      Variable(2)               $       16,325.00           October 25, 2034
           I-LTM9                      Variable(2)               $       35,905.00           October 25, 2034
           I-LTM10                     Variable(2)               $       16,320.00           October 25, 2034
           I-LTM11                     Variable(2)               $       32,645.00           October 25, 2034
           I-LTM12                     Variable(2)               $        8,190.00           October 25, 2034


           I-LTZZ                      Variable(2)               $    3,334,908.20           October 25, 2034
            I-LTP                      Variable(2)               $          100.00           October 25, 2034
          I-LT1GRP                     Variable(2)               $        8,599.60           October 25, 2034
          I-LT1SUB                     Variable(2)               $       47,775.21           October 25, 2034
          I-LT2GRP                     Variable(2)               $        3,153.48           October 25, 2034
          I-LT2SUB                     Variable(2)               $       17,519.08           October 25, 2034
           I-LTXX                      Variable(2)               $  326,394,362.87           October 25, 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.



                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
          Class A-1                    Variable(2)               $   391,756,000.00          October 25, 2034
          Class A-2                    Variable(2)               $   143,656,000.00          October 25, 2034
          Class M-1                    Variable(2)               $    21,220,000.00          October 25, 2034
          Class M-2                    Variable(2)               $    13,711,000.00          October 25, 2034
          Class M-3                    Variable(2)               $    13,059,000.00          October 25, 2034
          Class M-4                    Variable(2)               $    10,447,000.00          October 25, 2034
          Class M-5                    Variable(2)               $    10,120,000.00          October 25, 2034
          Class M-6                    Variable(2)               $     6,529,000.00          October 25, 2034
          Class M-7                    Variable(2)               $     6,529,000.00          October 25, 2034
     Class M-8 Interest                Variable(2)               $     3,265,000.00          October 25, 2034
     Class M-9 Interest                Variable(2)               $     7,181,000.00          October 25, 2034
     Class M-10 Interest               Variable(2)               $     3,264,000.00          October 25, 2034
     Class M-11 Interest               Variable(2)               $     6,529,000.00          October 25, 2034
     Class M-12 Interest               Variable(2)               $     1,638,000.00          October 25, 2034
      Class CE Interest                Variable(3)               $    14,038,820.48          October 25, 2034
      Class P Interest                   N/A(4)                  $           100.00          October 25, 2034


---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP). The Class CE Interest will not accrue interest on its Certificate Principal Balance.
(4)  The Class P Interest will not accrue interest.

                                    REMIC III

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-8 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
          Class M-8                    Variable(2)                $3,265,000.00              October 25, 2034


---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class M-8 Certificates will receive 100% of amounts received in respect of the Class M-8 Interest.

                                    REMIC IV

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-9 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
          Class M-9                    Variable(2)                $7,181,000.00              October 25, 2034



---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class M-9 Certificates will receive 100% of amounts received in respect of the Class M-9 Interest.

                                     REMIC V

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-10 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC V." The Class R-V Interest will evidence the sole class of "residual interests" in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------

         Class M-10                    Variable(2)                $3,264,000.00              October 25, 2034


---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class M-10 Certificates will receive 100% of amounts received in respect of the Class M-10 Interest.

                                    REMIC VI

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-11 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VI." The Class R-VI Interest will evidence the sole class of "residual interests" in REMIC VI for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
         Class M-11                    Variable(2)                $6,529,000.00              October 25, 2034


---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class M-11 Certificates will receive 100% of amounts received in respect of the Class M-11 Interest.

                                    REMIC VII

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class M-12 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VII." The Class R-VII Interest will evidence the sole class of "residual interests" in REMIC VII for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
         Class M-12                    Variable(2)                $1,638,000.00              October 25, 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class M-12 Certificates will receive 100% of amounts received in respect of the Class M-12 Interest.

                                   REMIC VIII

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC VIII." The Class R-VIII Interest will evidence the sole class of "residual interests" in REMIC VIII for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------
          Class CE                     Variable(2)                $14,038,820.48             October 25, 2034


---------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

                                    REMIC IX

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IX." The Class R-IX Interest will evidence the sole class of "residual interests" in REMIC IX for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Certificate            Latest Possible
         Designation                Pass-Through Rate           Principal Balance            Maturity Date(1)
                               ---------------------------  --------------------------  ---------------------------

         Class P(2)                        N/A                       $100.00                 October 25, 2034


---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.



                  As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Stated Principal Balance equal to $477,752,123.46 and the Group II Mortgage Loans had an aggregate Stated Principal Balance equal to $175,190,797.02.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accepted Servicing Practices": The servicing standards set forth in Section 3.01.

                  "Accrued Certificate Interest": With respect to any Class A Certificate, Mezzanine Certificate, the Class CE Interest and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates and the Mezzanine Certificates, or on the Notional Amount, in the case of the Class CE Interest, of such Certificate immediately prior to such Distribution Date. The Class P Interest is not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class A Certificates and the Mezzanine Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE Interest will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate or the Class CE Interest, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to
Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to the Class CE Interest shall be reduced by an amount equal to the portion allocable to the Class CE Interest of Realized Losses, if any, pursuant to Section 4.04 hereof.

                  "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Advance Facility": As defined in Section 3.28(a) hereof.

                  "Advance Facility Notice": As defined in Section 3.28(b) hereof.

                  "Advance Financing Person": As defined in Section 3.28(a) hereof.

                  "Advance Reimbursement Amounts": As defined in Section 3.28(b) hereof.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date minus the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries as provided in Section 4.01.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  "Assignment Agreement": The Assignment and Recognition Agreement, dated October 14, 2004, among the Depositor, the Seller, the Interim Servicer and the Originator, pursuant to which certain of the Seller's rights under the Master Agreement were assigned to the Depositor, a form of which is attached hereto as Exhibit D.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount (without duplication) equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account attributable to the Mortgage Loans as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls attributable to the Mortgage Loans for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any Advances attributable to the Mortgage Loans made by the Servicer for such Distribution Date pursuant to Section 4.03 and (e) the aggregate of any advances made by the Trustee as successor Servicer or any other successor Servicer for such Distribution Date pursuant to Section 7.02(b), reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period) (other than Prepayment Charges), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to
Section 3.11, Section 3.12, Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses attributable to the Mortgage Loans, (v) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, (vi) amounts deposited in the Collection Account or the Distribution Account in error and (vii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount with respect to the Mortgage Loans.

                  "Avoided Payment": As such term is defined in the Certificate Insurance Policy.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": The Class A Certificates and the Mezzanine Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cap Contracts": Collectively, the Class A-1 Cap Contract, the Class A-2 Cap Contract and the Mezzanine Cap Contract.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": Any one of the Citigroup Mortgage Loan Trust, Series 2004-RES1, Asset Backed Pass-Through Certificates, Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class CE, Class P, Class R and Class R-X issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and in the case of the Mezzanine Certificates and the Class CE Certificates, the allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificate Insurance Policy": The Financial Guaranty Insurance Policy No. CA01269A, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Insured Certificates.

                  "Certificate Insurer": XL Capital Assurance Inc., a New York monoline insurance corporation, or its successors in interest.

                  "Certificate Insurer Default": The occurrence and continuance of any of the following:

                  (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy in accordance with its terms;

                  (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of property of the Certificate Insurer).

                  "Certificate Margin": With respect to each Class of Class A Certificates and the Mezzanine Certificates and, for purposes of the Marker Rate and the Maximum I-LTZZ Uncertificated Interest Deferral Amount, the specified REMIC I Regular Interest, as follows:

                         REMIC I Regular              Certificate Margin
                                                    ---------------------
   Class                   Interest                  (1) (%)      (2) (%)
----------     -------------------------------      ---------------------
    A-1        REMIC I Regular Interest I-LTA1        0.300        0.600
    A-2        REMIC I Regular Interest I-LTA2        0.400        0.800
    M-1        REMIC I Regular Interest I-LTM1        0.650        0.975
    M-2        REMIC I Regular Interest I-LTM2        0.680        1.020
    M-3        REMIC I Regular Interest I-LTM3        0.720        1.080
    M-4        REMIC I Regular Interest I-LTM4        1.080        1.620
    M-5        REMIC I Regular Interest I-LTM5        1.150        1.725
    M-6        REMIC I Regular Interest I-LTM6        1.350        2.025
    M-7        REMIC I Regular Interest I-LTM7        1.750        2.625
    M-8        REMIC I Regular Interest I-LTM8        1.900        2.850
    M-9        REMIC I Regular Interest I-LTM9        2.750        4.125
   M-10        REMIC I Regular Interest I-LTM10       2.750        4.125
   M-11        REMIC I Regular Interest I-LTM11       2.750        4.125
   M-12        REMIC I Regular Interest I-LTM12       2.750        4.125
-----------

 (1) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
 (2)  For each other Interest Accrual Period.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Certificate Insurer may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Certificate Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and, in the case of the Mezzanine Certificates, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Interest as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding. With respect to each Class of Certificates, the aggregate of the Certificate Principal Balances of the Certificates of such Class.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A-1 Certificates": Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A-1 Cap Contract": The cap contract between the Trustee on behalf of the Trust and the counterparty thereunder for the benefit of the Holders of the Class A-1 Certificates in the form attached hereto as Exhibit H.

                  "Class A-1 Certificate Deficiency Amount": With respect to any Distribution Date and the Insured Certificates, an amount equal to the sum of the following amounts, in each case after giving effect to distributions made on such date from sources other than the Certificate Insurance Policy:

                  (i) the excess of (x) the Senior Interest Distribution Amount for the Insured Certificates for such Distribution Date over (y) the amount of the Available Distribution Amount allocated to pay such Senior Interest Distribution Amount pursuant to Section 4.01;

                  (ii) the Class A-1 Principal Loss Amount, if any, for such Distribution Date; and

                  (iii) without duplication of the amount specified in clause
         (i) above, the Certificate Principal Balance of the Insured Certificates on their Final Scheduled Distribution Date.

                  "Class A-1 Principal Loss Amount": As to any Distribution Date, the excess, if any, of the Certificate Principal Balance of the Insured Certificates, after taking into account distributions in reduction of such Certificate Principal Balance from sources other than the Certificate Insurance Policy on such Distribution Date, over the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

                  "Class A-2 Certificates": Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A-2 Cap Contract": The cap contract between the Trustee on behalf of the Trust and the counterparty thereunder for the benefit of the Holders of the Class A-2 Certificates in the form attached hereto as Exhibit H.

                   "Class CE Certificate": Any one of the Class CE Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC VIII for purposes of the REMIC Provisions.

                  "Class CE Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 74.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                   "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.70% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii)
the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-7 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

         "Class M-8 Certificate": Any one of the Class M-8 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class M-8 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-8 Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-8 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-9 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-9 Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-9 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-10 Certificate": Any one of the Class M-10 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

                  "Class M-10 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-10 Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-10 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-11 Certificate": Any one of the Class M-11 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC VI for purposes of the REMIC Provisions.

                  "Class M-11 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-11 Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-11 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class M-12 Certificate": Any one of the Class M-12 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC VII for purposes of the REMIC Provisions.

                  "Class M-12 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class M-12 Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-12 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60.

                  "Class P Certificate": Any one of the Class P Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC IX for purposes of the REMIC Provisions.

                  "Class P Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-17 and evidencing the ownership of the Class R-I Interest and the Class R-II Interest.

                  "Class R-X Certificate": Any one of the Class R-X Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-18 and evidencing the ownership of the Class R-III Interest, the Class R-IV Interest, the Class R-V Interest, the Class R-VI Interest, the Class R-VII Interest, the Class R-VIII Interest and the Class R-IX Interest.

                  "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

                  "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

                  "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

                  "Class R-IV Interest": The uncertificated Residual Interest in REMIC IV.

                  "Class R-V Interest": The uncertificated Residual Interest in REMIC V.

                  "Class R-VI Interest": The uncertificated Residual Interest in REMIC VI.

                  "Class R-VII Interest": The uncertificated Residual Interest in REMIC VII.

                  "Class R-VIII Interest": The uncertificated Residual Interest in REMIC VIII.

                  "Class R-IX Interest": The uncertificated Residual Interest in REMIC IX.

                  "Closing Date": October 15, 2004.

                  "Code": The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to
Section 3.10(a), which shall be entitled "[Litton Loan Servicing LP][ResMAE Mortgage Corporation], as Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Citigroup Mortgage

Loan Trust Inc., Citigroup Mortgage Loan Trust, Series 2004-RES1, Asset Backed Pass-Through Certificates." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attn: Trust Administration-CI04X1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

                  "Corresponding Certificate": With respect to each REMIC I Regular Interest set forth below, the Regular Certificate set forth in the table below:

                 REMIC I Regular Interest             Certificate
                --------------------------------------------------
                          I-LTA1                       Class A-1
                          I-LTA2                       Class A-2
                          I-LTA2                       Class A-2
                          I-LTM1                       Class M-1
                          I-LTM2                       Class M-2
                          I-LTM3                       Class M-3
                          I-LTM4                       Class M-4
                          I-LTM5                       Class M-5
                          I-LTM6                       Class M-6
                          I-LTM7                       Class M-7
                          I-LTM8                       Class M-8
                          I-LTM9                       Class M-9
                          I-LTM10                     Class M-10
                          I-LTM11                     Class M-11
                          I-LTM12                     Class M-12
                           I-LTP                        Class P

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Cut-off Date": With respect to each Original Mortgage Loan, October 1, 2004. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.01(b).

                  "Delayed Servicing Transfer Mortgage Loans": Those Mortgage Loans, set forth on Schedule 3 hereto, with respect to which the Interim Servicer shall act as servicer until the Servicing Transfer Date.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": As of the last day of any Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent (measured under the Office of Thrift Supervision delinquency calculation methodology for all such delinquencies), are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of such calendar month; provided, however, that any Mortgage Loan purchased by the Servicer pursuant to Section 3.16(c) shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's, F-1 by Fitch (if rated by Fitch) and A-1 by S&P.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person as set forth in an Opinion of Counsel delivered to the Trustee and the Depositor to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b), which shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Citigroup Mortgage Loan Trust, Series 2004-RES1, Asset Backed Pass-Through Certificates." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2004.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), in each case exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month of such Distribution Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a segregated non-interest bearing trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the related Due Period minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate (or the applicable Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) thereon as of the first day of the related Due Period minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or any director, officer, employee or agent of the Trustee from the Trust Fund pursuant to Section 8.05 or Section 10.01(c) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any costs of the Trustee for the recording of the Assignments pursuant to Section 2.01 (to the extent the Originator is unable to pay such costs).

                  "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator, the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Final Scheduled Distribution Date": The Distribution Date occurring in October 2034.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

                  "Formula Rate": For any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group I Enhancement Amount": With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (y) the Certificate Principal Balance of the Class A-1 Certificates.

                  "Group I Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Group I Mortgage Loans.

                  "Group I Mortgage Loan": A Fixed-Rate Mortgage Loan or Adjustable-Rate Mortgage Loan assigned to Loan Group I with a Stated Principal Balance at origination that conforms to Fannie Mae and Freddie Mac loan limits.

                   "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received on the Group I Mortgage Loans during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; and (iv) the Group I Allocation Percentage of any Overcollateralization Increase Amount for such Distribution Date. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates.

                  "Group I Principal Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount equal to the sum of the amounts set forth in (i) through (iii) of the definition of Group I Principal Distribution Amount.

                  "Group I Senior Excess Interest Amount": With respect to any Distribution Date, an amount equal to the excess, if any, of (x) the Group I Interest Remittance Amount multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-1 Certificates (immediately prior to such Distribution Date) and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the preceding Due Period over (y) the sum of (i) the amount of any distributions of interest pursuant to Section 4.01(a)(2)(I) and (ii) the portion allocated to the Group I Senior Excess Interest Amount of the excess, if any, of (a) the aggregate Interest Distribution Amount for the Mezzanine Certificates over (b) the Interest Remittance Amount multiplied by a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates (immediately prior to such Distribution Date) and the Overcollateralization Amount and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding Due Period. For purposes of the foregoing, the shortfall described in clause (y)(ii) will be allocated in the following order: first, to the Group II Senior Excess Interest Amount and second, to the Group I Senior Excess Interest Amount.

                  "Group I Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,388,760.62.

                  "Group I Targeted Enhancement Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, $85,996,123.46, (ii) on or after the Stepdown Date and on which a Trigger Event is in effect, the Group I Targeted Enhancement Amount for the immediately preceding Distribution Date and
(iii) on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the Group I Enhancement Amount assuming the entire Group I Senior Principal Distribution Amount had been distributed in full on the Class A-1 Certificates.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group II Enhancement Amount": With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (y) the Certificate Principal Balance of the Class A-2 Certificates.

                  "Group II Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Group II Mortgage Loans.

                  "Group II Mortgage Loan": A Fixed-Rate Mortgage Loan or Adjustable-Rate Mortgage Loan assigned to Loan Group II with a Stated Principal Balance at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

                   "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization) received on the Group II Mortgage Loans during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; and (iv) the Group II Allocation Percentage of any Overcollateralization Increase Amount for such Distribution Date. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates.

                  "Group II Principal Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount equal to the sum of the amounts set forth in (i) through (iii) of the definition of Group II Principal Distribution Amount.

                  "Group II Senior Excess Interest Amount": With respect to any Distribution Date, an amount equal to the excess, if any, of (x) the Group II Interest Remittance Amount multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-2 Certificates (immediately prior to such Distribution Date) and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Due Period over (y) the sum of (i) the amount of any distributions of interest pursuant to Section 4.01(a)(2)(II) and (ii) the portion allocated to the Group II Senior Excess Interest Amount of the excess, if any, of (a) the aggregate Interest Distribution Amount for the Mezzanine Certificates over (b) the Interest Remittance Amount multiplied by a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates (immediately prior to such Distribution Date) and the Overcollateralization Amount and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding Due Period. For purposes of the foregoing, the shortfall described in clause (y)(ii) will be allocated in the following order: first, to the Group II Senior Excess Interest Amount and second, to the Group I Senior Excess Interest Amount.

                  "Group II Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $875,953.99.

                  "Group II Targeted Enhancement Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, $31,534,797.02, (ii) on or after the Stepdown Date and on which a Trigger Event is in effect, the Group II Targeted Enhancement Amount for the immediately preceding Distribution Date and
(iii) on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the Group II Enhancement Amount assuming the entire Group II Senior Principal Distribution Amount had been distributed in full on the Class A-2 Certificates.

                  "Highest Priority": As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

                  "Indenture": An indenture relating to the issuance of notes secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates, which may or may not be guaranteed by an insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer, the Seller and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer, the Seller or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer, the Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Seller or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee and the Certificate Insurer has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the index specified in the related Mortgage Note.

                  "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Certificate Insurer, the Seller, the Servicer and the Depositor.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Insured Certificates": The Class A-1 Certificates.

                  "Interest Accrual Period": With respect to any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Interest and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and the Class A Certificates or the Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date, (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date and (iii) accrued interest on the sum of (i) and (ii) above calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

                  "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12 and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Mortgage Loans.

                  "Interim Servicer": ResMAE Mortgage Corporation, or its successor in interest.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I, by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The Group I Mortgage Loans.

                  "Loan Group II": The Group II Mortgage Loans.

                  "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

                  "Marker Rate": With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for each of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest I-LTZZ) subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin for the Corresponding Certificate and
(ii) the related Net WAC Pass-Through Rate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest I-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

                  "Master Agreement": The Master Mortgage Loan Purchase and Interim Servicing Agreement, dated June 1, 2004, among the Originator, the Interim Servicer and the Seller.

                  "Maximum Cap Rate": For any Distribution Date and the Class A-1 Certificates, a per annum rate equal to the product of (x) (a) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period minus (b) the product of (i) the Premium Rate and (ii) a fraction, the numerator of which is equal to the Certificate Principal Balance of the Insured Certificates and the denominator of which is equal to the outstanding Stated Principal Balance of the Group I Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date and the Class A-2 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date and the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average, weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group the current Certificate Principal Balance of the related Class A Certificates, of the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group I Mortgage Loans and the Group II Mortgage Loans, in each case, weighted on the basis of the outstanding Stated Principal Balances of the related Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  "Maximum I-LTZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin for the Corresponding Certificate and (ii) the related Net WAC Pass-Through Rate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": With respect to any Accredited Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Mezzanine Cap Contract": The cap contract between the Trustee on behalf of the Trust and the counterparty thereunder for the benefit of the Holders of the Mezzanine Certificates in the form attached hereto as Exhibit H

                  "Mezzanine Certificates": The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates or the Class M-8 Interest, as applicable, the Class M-9 Certificates or the Class M-9 Interest, as applicable, the Class M-10 Certificates or the Class M-10 Interest, as applicable, the Class M-11 Certificates or the Class M-11 Interest, as applicable and the Class M-12 Certificates or the Class M-12 Interest, as applicable.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan identifying number;

                  (ii) the Originator of the Mortgage Loan;

                  (iii) the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi) the original months to maturity;

                  (vii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (A) the date on which the first Monthly Payment was due on the Mortgage Loan and (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (x) the stated maturity date;

                  (xi) the amount of the Monthly Payment at origination;

                  (xii) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

                  (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xiv) the original principal amount of the Mortgage Loan;

                  (xv) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xvii) with respect to each Adjustable-Rate Mortgage Loan, the Adjustment Dates, the Gross Margin, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Periodic Rate Cap, the maximum first Adjustment Date Mortgage Rate adjustment and the first Adjustment Date immediately following the Cut-off Date;

                  (xviii) the Mortgage Rate at origination;

                  (xix) a code indicating the documentation program;

                  (xx) the risk grade;

                  (xxi) the Value of the Mortgaged Property;

                  (xxii) the sale price of the Mortgaged Property, if applicable;

                  (xxiii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxiv) a code indicating the type and term of the related Prepayment Charge;

                  (xxv) with respect to each Adjustable-Rate Mortgage Loan, the rounding code (i.e., nearest 0.125%, next highest 0.125%);

                  (xxvi) the program code;

                  (xxvii) The FICO score of the primary Mortgagor; and

                  (xxviii) whether such Mortgage Loan is an Adjustable-Rate Mortgage Loan or a Fixed-Rate Mortgage Loan.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. The Mortgage Loan Schedule shall be provided to the Servicer by the Depositor on the Closing Date.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of
(A) the Senior Interest Distribution Amount payable to the holders of the Class A Certificates and the Interest Distribution Amount payable to the holders of the Mezzanine Certificates, (B) the Principal Remittance Amount and (C) any amount paid to the Certificate Insurer pursuant to Section 4.01(a)(2) and
Section 4.02(a)(3).

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Class A-1 Certificates, a per annum rate equal to the product of
(x) (a) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (b) the product of (i) the Premium Rate and
(ii) a fraction, the numerator of which is equal to the

Certificate Principal Balance of the Insured Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest minus the Premium Rate multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Insured Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans.

                  For any Distribution Date with respect to the Class A-2 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the applicable Loan Group the current Certificate Principal Balance of the related Class A Certificates) of (i) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC I Remittance Rates on (a) REMIC I Regular Interest I-LT1SUB, subject to a cap and a floor equal to the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans and (b) REMIC I Regular Interest I-LT2SUB, subject to a cap and a floor equal to the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to any Class of the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates for such Distribution Date calculated at the related Formula Rate for such Distribution Date over (ii) the amount of interest accrued on such Class of Certificates at the applicable Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

                  "Net WAC Rate Carryover Reserve Account": As defined in
Section 3.27.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class CE Interest and any Distribution Date, the aggregate Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP) for such Distribution Date.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

                  "One-Month LIBOR": With respect to the Class A Certificates, the Mezzanine Certificates and for purposes of the Formula Rate, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee will request the principal London office of each of the Reference

Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee, after consultation with the Depositor and the Certificate Insurer, shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee and the Certificate Insurer, if such opinion is delivered to the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in REMIC I as of the Closing Date.

                  "Originator": Residential Mortgage Assistance Enterprise, LLC, or its successor in interest.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only, after taking into account the distributions to be made of the Principal Remittance Amount on such Distribution Date).

                  "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount on such Distribution Date, exclusive of the payment of any Overcollateralization Increase Amount) and (b) the amount of Accrued Certificate Interest payable on the Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

                  "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date have been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 2.15% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.30% of the then current aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) $3,264,714.60 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

                  "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and
(ii) the related Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (Q) below, and the denominator of which is the Uncertificated Balance of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ. For purposes of calculating the Pass-Through Rate for the Class CE Interest, the numerator is equal to the sum of the following components:

                    (A) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTAA;

                    (B) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTA1A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA1;

                    (C) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA2;

                    (D) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM1;

                    (E) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM2;

                    (F) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM3;

                    (G) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM4;

                    (H) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM5;

                    (I) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM6;

                    (J) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM7;

                    (K) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM8;

                    (L) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM9;

                    (M) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM10 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM10;

                    (N) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM11 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM11;

                    (O) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTM12 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM12;

                    (P) the REMIC I Remittance Rate for REMIC I Regular Interest
               I-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ; and

                    (Q) 100% of the interest on REMIC I Regular Interest I-LTP.

                  With respect to the Class CE Certificates, 100% of the interest payable to the Class CE Interest.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or initial Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by Fitch (if rated by Fitch) and "AAAm" or "AAAm-G" by S&P or "Aaa" by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee and consented to by the Certificate Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or
Section 4975 of the Code.

                  "Policy Payment": With respect to any Distribution Date, the amount, if any, paid under the Certificate Insurance Policy for such Distribution Date.

                  "Policy Payment Account": The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.07 in the name of the Trustee for the benefit of the Class A-1 Certificateholders and the Certificate Insurer, and designated "Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc.,
Asset-Backed Pass-Through Certificates, Series 2004-RES1, Class A-1
Certificates."

                  "Premium Amount": As to any Distribution Date, the product of
(x) the Premium Rate and (y) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

                  "Premium Rate": The per annum rate at which the "Premium" is determined as described in the Premium Letter, dated October 15, 2004, among the Certificate Insurer, the Seller, the Servicer, the Trustee and the Depositor (a copy of which has been provided by the Depositor to the Trustee).

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as
Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall be delivered to the Servicer by the Depositor on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24. The Certificate Insurance Policy will not cover any such Prepayment Interest Shortfalls.

                  "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Stated Principal Balance as of the Cut-off Date, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                   "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": The sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

                  "Private Certificates":  As defined in Section 5.02(b).

                  "PTCE": A Prohibited Transaction Class Exemption issued by the United States Department of Labor which provides that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption.

                  "Purchase Price": With respect to the Seller and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by a certification from a Servicing Officer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected plus and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Certificate Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including, except for any Mortgage Loan repurchased pursuant to Section 3.16(c), any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law. With respect to the Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of a Servicing Officer to the Trustee, an amount equal to the amount set forth pursuant to the terms of the Master Agreement.

                  "Qualified Substitute Mortgage Loan": With respect to the Seller, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to any Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the originator of the Mortgage Loan at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) conform to each representation and warranty set forth in Section 7.02 of the Master Agreement or Section 5 of the Assignment Agreement applicable to the Deleted Mortgage Loan and (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to the Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the Master Agreement which must, on the date of such substitution conform to the terms set forth in the Master Agreement.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Insurer and the Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause
(vi) below) made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Deutsche Bank AG, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee, after consultation with the Depositor and the Certificate Insurer, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Reimbursement Amount": As to any Distribution Date, the sum of (i) all Policy Payments previously received by the Trustee and all Avoided Payments previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 4.07, plus (ii) interest accrued on each such Policy Payment and Avoided Payment not previously repaid calculated at the Late Payment Rate (as such term is defined in the Insurance Agreement), from the date the Trustee received the related Policy Payment or the date the related Avoided Payment was paid by the Certificate Insurer, as applicable, through the day prior to such Distribution Date, plus
(iii) all other amounts due and payable to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus
(ii) interest on such amounts at the Late Payment Rate.

                  "Relief Act": The Servicemembers Civil Relief Act or any applicable state law providing similar relief .

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act. The Certificate Insurance Policy will not cover any such Relief Act Interest Shortfalls.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting one of the primary trusts created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of:
(i) such Mortgage Loans and Prepayment Charges related thereto as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof;
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Master Agreement (including any security interest created thereby); (v) the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, all Prepayment Charges payable in connection with Principal Prepayments on the Mortgage Loans made before the Cut-off Date, the Net WAC Rate Carryover Reserve Account and the Cap Contracts.

                  "REMIC I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC I Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTZZ and REMIC I Regular Interest I-LTP.

                  "REMIC I Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balance of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTP, in each case as of such date of determination.

                  "REMIC I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12 and the denominator of which is the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ.

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in

REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time or shall otherwise be entitled to interest as set forth herein, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The following is a list of the REMIC I Regular Interests: REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTZZ, REMIC I Regular Interest I-LTP, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT2GRP, REMIC I Regular Interest I-LT2SUB and REMIC I Regular Interest I-LTXX.

                   "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12, REMIC I Regular Interest I-LTZZ, REMIC I Regular Interest I-LTP, REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT2SUB and REMIC I Regular Interest I-LTXX, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest I-LT1GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans and with respect REMIC I Regular Interest I-LT2GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans.

                  "REMIC I Required Overcollateralized Amount": 0.50% of the Overcollateralization Target Amount.

                  "REMIC I Sub WAC Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX.

                  "REMIC I Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC I Regular Interest ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Class A-1 Certificates, the Class A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3

Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Interest, the Class M-9 Interest, the Class M-10 Interest, the Class M-11 Interest, the Class M-12 Interest, the Class CE Interest, the Class P Interest and the Class R-II Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC II Certificates": The Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates.

                  "REMIC III": The segregated pool of assets consisting of the Class M-8 Interest conveyed in trust to the Trustee, for the benefit of the Class M-8 Certificates and the Class R-III Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC IV": The segregated pool of assets consisting of the Class M-9 Interest conveyed in trust to the Trustee, for the benefit of the Class M-9 Certificates and the Class R-IV Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC V": The segregated pool of assets consisting of the Class M-10 Interest conveyed in trust to the Trustee, for the benefit of the Class M-10 Certificates and the Class R-V Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC VI": The segregated pool of assets consisting of the Class M-11 Interest conveyed in trust to the Trustee, for the benefit of the Class M-11 Certificates and the Class R-VI Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC VII": The segregated pool of assets consisting of the Class M-12 Interest conveyed in trust to the Trustee, for the benefit of the Class M-12 Certificates and the Class R-VII Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC VIII": The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Class CE Certificates and the Class R-VIII Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC IX": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Class P Certificates and the Class R-IX Interest and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Trustee on an electronic data file or tape prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to
Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over
(b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U. S. dollar lending rates which New York City banks selected by the Trustee, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.
S. dollar lending rate which New York City banks selected by the Trustee, after consultation with the Depositor, are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) an attached, detached or semi-detached one-family dwelling, (ii) an attached, detached or semi-detached two-to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) an attached, detached or semi-detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code. "Responsible Officer": When used with respect to the Trustee, any vice president, managing director, director, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any associate, any trust officer or assistant trust officer or any other officer of the Trustee having direct responsibility over this Agreement or otherwise engaged in performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Seller": Citigroup Global Markets Realty Corp. or its successor in interest, in its capacity as seller under the Assignment Agreement.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

                  "Senior Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over (ii) the lesser of (A) the product of (i) 64.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,264,714.60. Any distribution of the Group I Senior Principal Distribution Amount or the Group II Senior Principal Distribution Amount to the Holders of the related Class of Class A Certificates will be deemed to also be a distribution in respect of the Senior Principal Distribution Amount but in no event will the Senior Principal Distribution

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

Amount be less than the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

                  "Servicer": Litton Loan Servicing LP or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer's Assignee": As defined in Section 3.28 hereof.

                  "Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to
Section 3.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, by 3:00 p.m. New York time on the Business Day preceding the related Distribution Date.

                  "Servicer Termination Trigger": With respect to any Distribution Date, the Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                     Distribution Date Occurring In         Percentage
               -------------------------------------       -------------
               November 2007 through October 2008              7.00%
               November 2008 through October 2009              8.00%
               November 2009 through October 2010              9.00%
               November 2010 and thereafter                   10.00%


                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14, Section 3.16 and
Section 3.23. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day

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months. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement, including Wachovia Bank, National Association, as the representative of certain lenders.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

                  "Servicing Transfer Date": Any date on which the servicing for a Mortgage Loan is transferred by the Interim Servicer to the Servicer.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

                  "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or

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

preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in November 2007 and (b) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 36.00%.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any expenses permitted to be reimbursed pursuant to Section 3.11) or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a Final Recovery Determination or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Substitution Shortfall Amount": As defined in Section
2.03(b).

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U. S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price": As defined in Section 9.01.

                  "Terminator": As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if:

(a) the Delinquency Percentage exceeds 41.70% of the then current Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                Distribution Date Occurring In            Percentage
          ---------------------------------------       --------------
             November 2007 through October 2008             4.00%
             November 2008 through October 2009             6.00%
             November 2009 through October 2010             7.50%
             November 2010 and thereafter                   7.75%

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI, REMIC VII, REMIC VIII, REMIC IX, the Net WAC Rate Carryover Reserve Account, the Cap Contracts and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

                  "Trust REMIC": Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI, REMIC VII, REMIC VIII and REMIC IX.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

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

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the Trustee Fee Rate accrued for one month on the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the first day of the related Due Period (or, in the case of the initial Distribution Date, as of the Cut-off Date), calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Trustee Fee Rate": 0.0045% per annum.

                  "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balances of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1)(A)(i). The Uncertificated Balance of each REMIC I Regular Interest shall never be less than zero.

                  "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC I Regular Interest pursuant to Section
1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC I Regular Interest pursuant to Section 1.02 and
Section 4.04.

                  "Underwriters' Exemption": An individual exemption issued by the United States Department of Labor, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 19, 1991), as amended, to Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), for specific offerings in which Citigroup Global Markets Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc. is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date. Notwithstanding any of the foregoing, unless a Certificate Insurer Default is continuing, on any date on which any Insured Certificates are outstanding, or any amounts are owed to the Certificate Insurer under the Insurance Agreement or this Agreement, the Certificate Insurer will have all Voting Rights of the Insured Certificates. So long as the Certificate Insurer has the Voting Rights pursuant to the preceding sentence, the reference to holders of the Insured Certificates shall be deemed to refer to the Certificate Insurer.

                  Section 1.02. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine

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

Certificates and the Class CE Interest for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Interest based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of the Class CE Interest and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated to the Class CE Interest based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of the Class CE Interest.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

                  (A) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 4.03(e)) and the REMIC I Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ, on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; and

                  (B) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 4.03(e)) and the REMIC I Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX, on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.


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

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01. Conveyance of the Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the Certificateholders and the Certificate Insurer, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Master Agreement (as assigned to the Depositor pursuant to the terms of the Assignment Agreement), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith also delivers to the Trustee an executed copy of each of the Assignment Agreement and the Master Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note (including any riders thereto), endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage (including any riders thereto), noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment in blank;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and


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

                  (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the Mortgage on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  With respect to a maximum of 2.0% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit K attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Trustee shall enforce the obligation of the Originator under the Master Agreement to promptly (within sixty days following the later of the Closing Date and the date of receipt by the Trustee of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at the expense of the Originator and at no expense to the Trust Fund, the Trustee, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and the Depositor shall execute each original Assignment or cause each original Assignment to be executed in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the Originator and the Seller are unable to pay the cost of recording the Assignments, such expense will be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense. Notwithstanding the foregoing, the Trustee shall not be responsible for determining whether any Assignment delivered by the Depositor hereunder is in recordable form. In the event that any Assignment is not recorded or improperly recorded, the Servicer shall have no liability for its failure to receive or act on notices related to such Assignment.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

Section 2.02.     Acceptance of REMIC I by Trustee.

                  The Trustee, acknowledges receipt, subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section
2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "REMIC I" under clauses (i), (iii),
(iv) and (v) (to the extent of amounts attributable thereto deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

                  The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review each Mortgage File on or before the Closing Date and to certify (with a copy to the Originator) in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full

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or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii), (xi), (xii) and
(xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01 or (iii) to determine the perfection or priority of any security interest in any such documents or instruments. Notwithstanding the foregoing, in conducting the review described in this Section 2.02, the Trustee shall not be responsible for determining (i) if an Assignment is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage or (ii) if a Mortgage creates a first lien on, or first priority security interest in, a Mortgaged Property.

                  Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor, the Certificate Insurer and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Originator, the Servicer and the Certificate Insurer. In addition, upon the discovery by the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any representation or warranty of the Interim Servicer or the Originator in the Master Agreement or the Seller in the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders and the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer.

                  The Trustee shall, at the written request and expense of any Certificateholder or the Certificate Insurer, provide a written report to such Certificateholder or the Certificate Insurer of all Mortgage Files released to the Servicer for servicing purposes.

                  Section 2.03. Repurchase or Substitution of Mortgage Loans by the Originators and the Seller.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any

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representation, warranty or covenant under the Master Agreement or by the Seller of any representation, warranty or covenant under the Assignment Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Seller, the Originator, the Certificate Insurer and the Servicer of such defect, missing document or breach and request that the Originator or the Seller, as applicable, deliver such missing document or cure such defect or breach within 60 days from the date the Originator or the Seller, as applicable, was notified of such missing document, defect or breach, and if the Originator or the Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer, in accordance with
Section 3.02(b), shall enforce the obligations of the Originator, under the Master Agreement and the Seller under the Assignment Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Originator or the Seller, as applicable, was notified (subject to Section 2.03(c)) of such missing document, defect or breach, if and to the extent that the Originator is obligated to do so under the Master Agreement or the Seller is obligated to do so under the Assignment Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as applicable, any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Servicer (at the expense of the Originator or the Seller, as applicable, without any right of reimbursement), shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. The Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage
Loan as provided above, if so provided in the Master Agreement or Assignment Agreement, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted
Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Originator and the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Originator or the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the Trustee, for such Qualified Substitute

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Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the
Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor, the Certificate Insurer and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Originator, the Certificate Insurer and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the Certificate Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, the Master Agreement and the Assignment Agreement, including, all applicable representations and warranties thereof included in the Master Agreement and Assignment Agreement.

                  For any month in which either Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Originator or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, the Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

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

                  In addition, the Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  Section 2.04. Reserved.

                  Section 2.05. Representations, Warranties and Covenants of the
                                Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

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

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the limited partnership agreement of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement;

                  (iv) The Servicer is a HUD approved mortgagee pursuant to
         Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (vi) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vii) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

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

                  (ix) The Servicer does and will continue to accurately report its borrower credit files for each Mortgage Loan to the three major credit bureaus in existence as of the Closing Date in a timely manner; and

                  (x) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificate Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Certificate Insurer. Subject to Section 7.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Servicer set forth in
Section 2.03(c) to cure breaches shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

                  Section 2.06. Issuance of the REMIC I Regular Interests and
                                the Class R-I Interest.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (in respect of the Class R-I Interest) in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R-I Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  Section 2.07. Conveyance of the REMIC I Regular Interests;
                                Acceptance of REMIC II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold

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

the same in trust for the exclusive use and benefit of all present and future Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  Section 2.08. Issuance of Class R Certificates.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and the REMIC II Certificates and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

                  Section 2.09. Conveyance of the Class M-8 Interest; Acceptance
                                of REMIC III by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class M-8 Interest for the benefit of the Holders of the Class M-8 Certificates and the Class R-III Interest, and REMIC III (as holder of the Class M-8 Interest). The Trustee acknowledges receipt of the Class M-8 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class M-8 Certificates and the Class R-X Certificates, in respect of the Class R-III Interest, and REMIC III (as holder of the Class M-8 Certificates). The rights of the Class R-X Certificates, in respect of the Class R-III Interest, and REMIC III (as holder of the Class M-8 Certificates) to receive distributions from the proceeds of REMIC III, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-III Interest, and the Class M-8 Certificates shall be as set forth in this Agreement.

                  Section 2.10. Conveyance of the Class M-9 Interest; Acceptance
                                of REMIC IV by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class M-9 Interest for the benefit of the Holders of the Class M-9 Certificates and the Class R-IV Interest, and REMIC IV (as holder of the Class M-9 Interest). The Trustee acknowledges receipt of the Class M-9 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class M-9 Certificates and the Class R-X Certificates, in respect of the Class R-IV Interest, and REMIC IV (as holder of the Class M-9 Certificates). The rights of the Class R-X Certificates, in respect of the Class R-IV Interest, and REMIC IV (as holder of the Class M-9 Certificates) to receive distributions from the proceeds of REMIC IV, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-IV Interest, and the Class M-9 Certificates shall be as set forth in this Agreement.

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

                  Section 2.11. Conveyance of the Class M-10 Interest;
                                Acceptance of REMIC V by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class M-10 Interest for the benefit of the Holders of the Class M-10 Certificates and the Class R-V Interest, and REMIC V (as holder of the Class M-10 Interest). The Trustee acknowledges receipt of the Class M-10 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class M-10 Certificates and the Class R-X Certificates, in respect of the Class R-V Interest, and REMIC V (as holder of the Class M-10 Certificates). The rights of the Class R-X Certificates, in respect of the Class R-V Interest, and REMIC V (as holder of the Class M-10 Certificates) to receive distributions from the proceeds of REMIC V, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-V Interest, and the Class M-10 Certificates shall be as set forth in this Agreement.

                  Section 2.12. Conveyance of the Class M-11 Interest;
                                Acceptance of REMIC VI by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class M-11 Interest for the benefit of the Holders of the Class M-11 Certificates and the Class R-VI Interest, and REMIC VI (as holder of the Class M-11 Interest). The Trustee acknowledges receipt of the Class M-11 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class M-11 Certificates and the Class R-X Certificates, in respect of the Class R-VI Interest, and REMIC VI (as holder of the Class M-11 Certificates). The rights of the Class R-X Certificates, in respect of the Class R-VI Interest, and REMIC VI (as holder of the Class M-11 Certificates) to receive distributions from the proceeds of REMIC VI, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-VI Interest, and the Class M-11 Certificates shall be as set forth in this Agreement.

                  Section 2.13. Conveyance of the Class M-12 Interest;
                                Acceptance of REMIC VII by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class M-12 Interest for the benefit of the Holders of the Class M-12 Certificates and the Class R-VII Interest, and REMIC VII (as holder of the Class M-12 Interest). The Trustee acknowledges receipt of the Class M-12 Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class M-12 Certificates and the Class R-X Certificates, in respect of the Class R-VII Interest, and REMIC VII (as holder of the Class M-12 Certificates). The rights of the Class R-X Certificates, in respect of the Class R-VII Interest, and REMIC VII (as holder of the Class M-12 Certificates) to receive distributions from the proceeds of REMIC VII, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-VII Interest, and the Class M-12 Certificates shall be as set forth in this Agreement.

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

                  Section 2.14. Conveyance of the Class CE Interest; Acceptance
                                of REMIC VIII by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class CE Interest for the benefit of the Holders of the Class CE Certificates and the Class R-VIII Interest, and REMIC VIII (as holder of the Class CE Interest). The Trustee acknowledges receipt of the Class CE Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class CE Certificates and the Class R-X Certificates, in respect of the Class R-VIII Interest, and REMIC VIII (as holder of the Class CE Certificates). The rights of the Class R-X Certificates, in respect of the Class R-VIII Interest, and REMIC VIII (as holder of the Class CE Certificates) to receive distributions from the proceeds of REMIC VIII, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-VIII Interest, and the Class CE Certificates shall be as set forth in this Agreement.

                  Section 2.15. Conveyance of the Class P Interest; Acceptance
                                of REMIC IX by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Holders of the Class P Certificates and the Class R-IX Interest, and REMIC IX (as holder of the Class P Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class P Certificates and the Class R-X Certificates, in respect of the Class R-IX Interest, and REMIC IX (as holder of the Class P Certificates). The rights of the Class R-X Certificates, in respect of the Class R-IX Interest, and REMIC IX (as holder of the Class P Certificates) to receive distributions from the proceeds of REMIC IX, and all ownership interests evidenced or constituted by the Class R-X Certificates, in respect of the Class R-IX Interest, and the Class P Certificates shall be as set forth in this Agreement.

                  Section 2.16. Issuance of Class R-X Certificates.

                  The Trustee acknowledges the assignment to it of the Class R-III Interest, the Class R-IV Interest, the Class R-V Interest, the Class R-VI Interest, the Class R-VII Interest, the Class R-VIII Interest and the Class R-IX Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations.

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                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  Section 3.01. Servicer to Act as Servicer.

                  Prior to the applicable Servicing Transfer Date, the parties hereto acknowledge that the Interim Servicer shall service and administer the Delayed Servicing Transfer Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Interim Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner which it services and administers similar mortgage loans for its own portfolio and that each and every right (including, but not limited to, the right to receive the Servicing Fee and additional servicing compensation) obligation, responsibility, duty and liabitilty of the Servicer set forth in this Agreement (other than the representations and warranties set forth in Section 2.05) shall be a right, obligation, responsibility, duty and liability of the Interim Servicer with respect to the Delayed Servicing Transfer Mortgage Loans until the applicable Servicing Transfer Date. In addition, all liabilities of the Interim Servicer incurred prior to the Servicing Transfer Date shall remain with the Interim Servicer. Commencing on the applicable Servicing Transfer Date, the Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may

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deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust Fund, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust Fund and the Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney in the form of Exhibit I hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Servicer shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided, however, the Servicer shall only make such Servicing Advance if the Mortgagor has made such payment as set forth in Section 3.09 or if the Mortgagor has not made such payment, if the failure to make such Servicing Advance would result in the loss of the Mortgaged Property due to a tax sale or foreclosure as result of a tax lien. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Servicer from the Collection Account.

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                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clause (iii) above, then the Servicer shall enforce the obligation of the Originator to pay the amount of such waived Prepayment Charge to the Servicer for deposit in the Collection Account (to the extent paid by the Originator) for the benefit of the Holders of the Class P Certificates.

                  In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Trustee a certification of a Servicing Officer substantially in the form of Exhibit J no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class CE Certificateholder.

                  Promptly upon the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the covenant of the Servicer set forth above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer shall promptly pay the amount of such waived Prepayment Charge (or such portion thereof as had been waived), for the benefit of the holders of the Class P Certificates by depositing such amount into the Collection Account for distribution in accordance with the terms of this Agreement. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Trust Fund and for the benefit of the Certificateholders, pursuant to the Master Agreement and Assignment Agreement, respecting a breach of the representations, warranties and covenants of the Originator or the Seller contained in the Master Agreement or Assignment Agreement, as applicable.

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

                  With respect to each Mortgage Loan which is the subject of a Principal Prepayment in full, which prepayment is not accompanied by the payment of a Prepayment Charge, the Trustee shall verify that such Mortgage Loan was identified on the Mortgage Loan Schedule as not being subject to a Prepayment Charge.

                  The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

                  As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Originator under the Master Agreement and the Seller under the Assignment Agreement, including, without limitation, any obligation of the Originator or the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a).

                  The Servicer shall not be liable for any actions or inactions of the Interim Servicer or any other prior servicer of a Mortgage Loan prior to the related Servicing Transfer Date nor shall any action or inaction by the Interim Servicer be deemed a Servicer Event of Default.

                  Section 3.02. Sub-Servicing Agreements Between Servicer and
                                Sub-Servicers.

                  The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub- Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through a Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

                  For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub- Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

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                  Section 3.03. Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee (if the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

                  Section 3.04. No Contractual Relationship Between
                                Sub-Servicer, Trustee or the Certificateholders.

                  Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 3.05.

                  Section 3.05. Assumption or Termination of Sub-Servicing
                                Agreement by Trustee.

                  In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 7.02 or another successor Servicer, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee or another successor Servicer without act or deed on the part of the Trustee; provided, however, that the Trustee or any other successor Servicer may terminate the Sub-Servicer.

                  The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  Section 3.06. [Reserved].

                  Section 3.07. Collection of Certain Mortgage Loan Payments.

                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension

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pursuant to this clause shall not affect the amortization schedule of any
Mortgage Loan for purposes of any computation hereunder. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01 may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence meets the standards of Section 3.01 and is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

                  The Servicer may write off any second lien Mortgage Loan that has been delinquent for a period of 180 days or more if the Servicer determines, applying the standards set forth in Section 3.01, that any amount that could be recovered on such Mortgage Loan would be less than the cost required to achieve such recovery.

                  Section 3.08. [Reserved].

                  Section 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.14 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as

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provided in Section 3.01. In the event the Servicer shall deposit in the
Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

                  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

                  Section 3.10. Collection Account, Distribution Account and
                                Initial Deposit Accounts.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificate Insurer and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis and in no event later than two Business Days after receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

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                  (vi) any Purchase Price or Substitution Shortfall Amount
         delivered to the Servicer and all proceeds (net of amounts payable or reimbursable to the Servicer) of Mortgage Loans purchased in accordance with Section 9.01; and

                  (vii) any Prepayment Charges or amounts required to be deposited by the Servicer in connection with a breach of its obligations under Section 3.01 with respect to the waiver of Prepayment Charges.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or other similar fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Trust Fund, the Certificate Insurer and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including the amount of any payment by the Servicer in respect of a waived Prepayment Charge, other than as permitted in Section 3.01) then on deposit in the Collection Account and the amount of any funds reimbursable to an Advance Financing Person pursuant to
Section 3.28, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 5:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Originator, the Interim Servicer or the Seller pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

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

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer in immediately available funds to the Trustee for deposit in the Distribution Account. In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Trustee incur liability as a result of withdrawals from the Distribution Account at the direction of the Servicer in accordance with the immediately preceding sentence. In addition, the Servicer shall deliver to the Trustee from time to time for deposit in the Distribution Account the amounts set forth in clauses (i) through
(iv) below:

                  (i) any Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or 3.23(f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfalls.

                  (e) In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

                  Section 3.11. Withdrawals from the Collection Account and
                                Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer or Interim Servicer, as the case may be, for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03;

                  (iii) subject to Section 3.16(d), to pay the Servicer or Interim Servicer, as the case may be, any unpaid Servicing Fees and reimburse the Servicer or Interim Servicer, as the case may be, any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

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                  (iv) to pay to the Servicer or the Interim Servicer, as the
         case may be, as servicing compensation (in addition to the Servicing
         Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Servicer, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

                  (vi) to reimburse the Servicer or the Interim Servicer, as the case may be, for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance or a Nonrecoverable Servicing Advance in accordance with the provisions of
         Section 4.03 or a Nonrecoverable Servicing Advance in connection with any outstanding advances on a second lien Mortgage Loan that has been written off pursuant to Section 3.07;

                  (vii) to reimburse the Servicer, the Interim Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer, the Interim Servicer or the Depositor, as the case may be, pursuant to
         Section 3.01 or Section 6.03;

                  (viii) to reimburse the Servicer, the Interim Servicer, the Certificate Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (x) to clear and terminate the Collection Account pursuant to
         Section 9.01; and

                  (xi) to reimburse itself or the Interim Servicer, as the case may be, for any Advances previously made from the Collection Account, to the extent of funds held therein for future distribution.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Following the last Servicing Transfer Date, the Servicer shall immediately withdraw and remit to the Interim Servicer all previously unreimbursed Servicing Advances, Advances, Servicing Fees and all other amounts to which the Interim Servicer is entitled pursuant to the foregoing and the other terms of this Agreement, on a "first-in, first-out" basis.

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                  The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee and the Certificate Insurer on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and
(vii) above.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders or the Certificate Insurer in accordance with Section 4.01;

                  (ii) to pay to itself amounts to which it is entitled pursuant to Section 8.05 and any Extraordinary Trust Fund Expenses;

                  (iii) to reimburse itself pursuant to Section 7.02;

                  (iv) to pay to an Advance Financing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.28;

                  (v) to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii); and

                  (vi) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  Section 3.12. Investment of Funds in the Investment Accounts.

                  (a) The Servicer may direct, by means of written directions (which may be standing directions), any depository institution maintaining the Collection Account to invest the funds in the Collection Account (for purposes of this Section 3.12, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. Amounts in the Distribution Account may be held uninvested or invested in one or more Permitted Investments maturing no later than the Business Day prior to the related Distribution Date. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession over each such investment (except with respect to investment direction of funds held in the Collection Account) and, subject to subsection (b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Collection

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

Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer or the Trustee, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All earnings and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account, if amounts on deposit in the Distribution Account are invested in Permitted Investments by the Trustee in the absence of direction from another party.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), shall, at the written direction of the Servicer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses.

                  Section 3.13. [Reserved].

                  Section 3.14. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The terms of each Mortgage Note require the related Mortgagor to maintain fire, flood and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance

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

with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund, the Certificate Insurer and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

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

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain (and shall cause any Sub-Servicer to maintain) a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the Certificate Insurer (upon reasonable request) copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                  Section 3.15. Enforcement of Due-on-Sale Clauses; Assumption
                                Agreements.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such

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

substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Section 3.16. Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee, the Certificate Insurer or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

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

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld).

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Sections 3.11(a)(iii) or 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Servicer shall have the right to purchase from REMIC I any defaulted Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority:

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

first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 3.11(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Advances in accordance with Section 3.11(a)(ii) and any other amounts reimbursable to the Servicer pursuant to Section 3.11, and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  Section 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will notify the Trustee by a certification in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer and the Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee or the Servicer as attorney-in-fact of the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered

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

and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. So long as no Servicing Termination Event shall have occurred and be continuing, the Servicer shall have the right to execute any and all such court pleadings, requests and other documents as attorney-in-fact for, and on behalf of the Trustee.

                  Section 3.18. Servicing Compensation.

                  As compensation for the activities of the Servicer, hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as set forth in Section 6.04 hereof, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement to the extent permitted herein.

                  Additional servicing compensation in the form of all servicing related fees including assumption fees, late payment charges, insufficient fund charges, customary real estate referral fees, extension fees, modification fees and other miscellaneous fees (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

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                  Section 3.19. [Reserved].

                  Section 3.20. Statement as to Compliance.

                  Not later than March 15th of each calendar year commencing in 2005, the Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor an Officers' Certificate (upon which the Trustee can conclusively rely in connection with its obligations under Section 4.06) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and the Certificate Insurer and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

                  Section 3.21. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee and the Certificate Insurer.

                  Section 3.22. Access to Certain Documentation.

                  The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificate Owner, the Trustee, the Certificate Insurer and to any Person identified to the Servicer, as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

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                  Section 3.23. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund and for the benefit of the Certificateholders and the Certificate Insurer. The Servicer, on behalf of REMIC I, shall either sell any REO Property by the close of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

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                  (iii) all costs and expenses necessary to maintain such REO
         Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding the foregoing, the Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Servicer, the Certificate Insurer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Servicer may take such actions as are specified in such Opinion of Counsel and the Servicer has received written notice from the Certificate Insurer (with a copy to the Trustee) that the specific action may be taken.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

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                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Trust Fund and for the benefit of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns (and shall provide a certification of a Servicing Officer to the Trustee that such filings have been made) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code,

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respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  Section 3.24. Obligations of the Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  The Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 5:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls attributable to prepayments in full for the related Distribution Date resulting solely from Principal Prepayments received by the Servicer during the related Prepayment Period and
(ii) 50% of its aggregate Servicing Fee for the most recently ended Prepayment Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of this Section 3.24. The Servicer shall not be obligated to pay the amounts set forth in this Section 3.24 with respect to Relief Act Interest Shortfalls.

                  Section 3.25. [Reserved].

                  Section 3.26. Obligations of the Servicer in Respect of
                                Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  Section 3.27. Net WAC Rate Carryover Reserve Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Citigroup Mortgage Loan Trust, Series 2004-RES1, Asset Backed Pass-Through Certificates." The Trustee shall deposit into the Net WAC Rate Carryover Reserve Account any payments received by it (i) under the Cap Contracts and (ii) pursuant to Section 4.01(a)(4)(II)(iv).

                  (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account such Net WAC Rate Carryover Amount, after taking into account amounts received under the Cap Contracts, rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will

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distribute such amounts to the Holders of the Class A Certificates and the
Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(a)(4)(II)(iv).

                  (c) For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC II to the Holders of the Class CE Interest and by REMIC VIII to the Holders of the Class CE Certificates (other than payments made to the Net WAC Rate Carryover Reserve Account from amounts received under the Cap Contracts). Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) All amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

                  (f) For federal tax return and information reporting, the value of the right of the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Mezzanine Certificateholders to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be $146,000, $55,598 and $195,902, respectively.

                  Section 3.28. Advance Facility.

                  (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 3.28(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person

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agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances,
(A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's
Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

                  (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and
(b) the identity of the Person (the "Servicer's Assignee") that will, subject to
Section 3.28(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.11(a) hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.11(a) hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.11(a) hereof to the extent permitted under Section 3.28(e) below.

                  (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with
Section 3.11(a) hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder pursuant to Section 3.11(a) of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Distribution Account and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.11 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. The Trustee shall have no duty or liability with respect to the calculation of any Advance

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Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer's report of the amount of Advance Reimbursement Amounts and Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trustee pursuant to Section 4.03. Such Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

                  (d) [Reserved].

                  (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which a Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

                  (f) For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.03(d), any Nonrecoverable Advance referred to therein may have been made by the Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer

                  (g) The Trustee shall not, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount. The Servicer hereby indemnifies the Trustee, the Trust Fund and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except, in the case of the indemnification of the Trustee or the successor Servicer, as applicable, to the extent that such claim, loss, liability or damage resulted from or arose out of its own negligence, recklessness or willful misconduct.

                  Section 3.29. Transfer of Servicing

                  Prior to the Servicing Transfer Date, the Interim Servicer shall have complied with each of the servicing transfer requirements in accordance with the Servicer's commercially

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reasonable instructions, provided to the Interim Servicer in writing and sufficiently in advance of the Servicing Transfer Date.




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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  Section 4.01. Distributions.

                  (a)(1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-I Interest, as the case may be:

                  (i)(a) first, to Holders of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the sum of the REMIC I Overcollateralized Amount is less than the REMIC I Required Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LTZZ Uncertificated Interest Deferral Amount and such amounts will be payable to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

                  (b) to Holders of REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP and REMIC I Regular Interest I-LTXX, on a pro rata basis, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

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                  (a) 98.00% of such remainder (less the amount payable in
         clause (c) below) to the Holders of REMIC I Regular Interest I-LTAA, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero;

                  (b) 2.00% of such remainder (less the amount payable in clause
         (c) below) first, to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest I-LTM10, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTM12, 1.00% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero and second, to the Holders of REMIC I Regular Interest I-LTZZ, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; then

                  (c) to the Holders of REMIC I Regular Interest I-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                  (d) any remaining amount to the Holders of the Class R Certificates (as Holder of the Class R-I Interest); and

                  (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated so that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest I-LTXX.

                  (2)(I) On each Distribution Date, the Group I Interest Remittance Amount shall be distributed in the following order of priority:

                  (i) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the Premium Amount;

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                  (ii) to the Holders of the Class A-1 Certificates, the Senior
Interest Distribution Amount allocable to the Class A-1 Certificates;

                  (iii) to the Certificate Insurer, the Reimbursement Amount for such Distribution Date; and

                  (iv) to the Holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(II)(i) for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

                  (II) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

                  (i) to the Holders of the Class A-2 Certificates, the Senior Interest Distribution Amount allocable to the Class A-2 Certificates;

                  (ii) to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(I)(i) for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount;

                  (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the Premium Amount, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount, as set forth in Section 4.01(a)(2)(I)(i); and

                  (iv) to the Certificate Insurer, the Reimbursement Amount for such Distribution Date, to the extent not paid pursuant to Section 4.01(a)(2)(I)(iii).

                  (III) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(2)(I) and Section 4.01(a)(2)(II), the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such Class.

                  (3)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Remittance Amount will be made in the following order and priority:

                  (i) to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) to the Certificate Insurer, the Reimbursement Amount for such Distribution Date, to the extent not paid pursuant to Sections 4.01(a)(2)(I)(iii) and 4.01(a)(2)(II)(iv).

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                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Remittance Amount will be made to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Remittance Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

                  (i) if, following the distribution of the Group I Principal Remittance Amount as set forth in Section 4.02(a)(3)(I), the Group I Enhancement Amount is less than the Group I Targeted Enhancement Amount, to the Holders of the Class A-1 Certificates, until the Group I Enhancement Amount is equal to the Group I Targeted Enhancement Amount;

                  (ii) if, following the distribution of the Group II Principal Remittance Amount as set forth in Section 4.02(a)(3)(II), the Group II Enhancement Amount is less than the Group II Targeted Enhancement Amount, to the Holders of the Class A-2 Certificates, until the Group II Enhancement Amount is equal to the Group II Targeted Enhancement Amount;

                  (iii) to the Holders of the Class A-2 Certificates and the Class A-1 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (iv) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, until the Certificate Principal Balances thereof have been reduced to zero;

                  (IV) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Remittance Amount will be made in the following amounts and order of priority:

                  (i) to the Holders of the Class A-1 Certificates, in an amount equal to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof have been reduced to zero; and

                  (ii) to the Certificate Insurer, the Reimbursement Amount for such Distribution Date, to the extent not paid pursuant to Sections 4.01(a)(2)(I)(iii) and 4.01(a)(2)(II)(iv).

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Remittance Amount will be made to the Holders of the Class A-2 Certificates

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in an amount equal to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Remittance Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

                  (i) if, following the distribution of the Group I Principal Remittance Amount as set forth in Section 4.02(a)(3)(IV) above, any portion of the Group I Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-1 Certificates, until the Group I Senior Principal Distribution Amount has been distributed in full;

                  (ii) if, following the distribution of the Group II Principal Remittance Amount as set forth in Section 4.02(a)(3)(V) above, any portion of the Group II Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-2 Certificates, until the Group II Senior Principal Distribution Amount has been distributed in full;

                  (iii) to the Holders of the Class A-2 Certificates and the Class A-1 Certificates, in that order, until the Senior Principal Distribution Amount has been distributed in full;

                  (iv) to the Holders of the Class M-1 Certificates, up to an amount equal to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                  (v) to the Holders of the Class M-2 Certificates, up to an amount equal to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                  (vi) to the Holders of the Class M-3 Certificates, up to an amount equal to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                  (vii) to the Holders of the Class M-4 Certificates, up to an amount equal to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                  (viii) to the Holders of the Class M-5 Certificates, up to an amount equal to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

                  (ix) to the Holders of the Class M-6 Certificates, up to an amount equal to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

                  (x) to the Holders of the Class M-7 Certificates, up to an amount equal to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

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

                  (xi) to the Holders of the Class M-8 Certificates, up to an amount equal to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

                  (xii) to the Holders of the Class M-9 Certificates, up to an amount equal to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

                  (xiii) to the Holders of the Class M-10 Certificates, up to an amount equal to the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

                  (xiv) to the Holders of the Class M-11 Certificates, up to an amount equal to the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero; and

                  (xv) to the Holders of the Class M-12 Certificates, up to an amount equal to the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero.


                  (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed by the Trustee as follows:

                  (I) to the extent of the Overcollateralization Increase
                      Amount:

                  (i) (A) if, on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(I) and Section 4.02(a)(3)(III), the Group I Enhancement Amount is less than the Group I Targeted Enhancement Amount, to the Holders of the Class A-1 Certificates, to the extent of the Group I Senior Excess Interest Amount, until the Group I Enhancement Amount is equal to the Group I Targeted Enhancement Amount and (B) if, on any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, following the distribution of the Principal Remittance Amount as set forth in
         Section 4.02(a)(3)(IV) and Section 4.02(a)(3)(VI), any portion of the Group I Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-1 Certificates, to the extent of the Group I Senior Excess Interest Amount, until the Group I Senior Principal Distribution Amount has been distributed in full;

                  (ii) (A) if, on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(II) and Section 4.02(a)(3)(III), the Group II Enhancement Amount is less than the Group II Targeted Enhancement Amount, to the Holders of the Class A-2 Certificates, to the extent of the Group II Senior Excess Interest Amount, until the Group II Enhancement Amount is equal to the Group II Targeted Enhancement Amount and (B) if, on any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, following the distribution of the Principal Remittance Amount as set forth in

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

         Section 4.02(a)(3)(V) and Section 4.02(a)(3)(VI), any portion of the Group II Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-2 Certificates, to the extent of the Group II Senior Excess Interest Amount, until the Group II Senior Principal Distribution Amount has been distributed in full;

                  (iii) (A) if, on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(I) and Section 4.02(a)(3)(III) and the distribution in (i) above, the Group I Enhancement Amount is less than the Group I Targeted Enhancement Amount, to the Holders of the Class A-1 Certificates, until the Group I Enhancement Amount is equal to the Group I Targeted Enhancement Amount and (B) if, on any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(IV) and
         Section 4.02(a)(3)(VI) and the distribution in (i) above, any portion of the Group I Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-1 Certificates, until the Group I Senior Principal Distribution Amount has been distributed in full;

                  (iv) (A) if, on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(II) and Section 4.02(a)(3)(III) and the distribution in (ii) above, the Group II Enhancement Amount is less than the Group II Targeted Enhancement Amount, to the Holders of the Class A-2 Certificates, until the Group II Enhancement Amount is equal to the Group II Targeted Enhancement Amount and (B) if, on any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, following the distribution of the Principal Remittance Amount as set forth in Section 4.02(a)(3)(V) and Section 4.02(a)(3)(VI) and the distribution in (ii) above, any portion of the Group II Senior Principal Distribution Amount remains undistributed, to the Holders of the Class A-2 Certificates, until the Group II Senior Principal Distribution Amount has been distributed in full;

                  (v) (A) on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, to the Holders of the Class A-2 Certificates and the Class A-1 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero and (B) on any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, to the Holders of the Class A-2 Certificates and the Class A-1 Certificates, in that order, until the Senior Principal Distribution Amount has been distributed in full;

                  (vi) (A) on any Distribution Date prior to the Stepdown Date or any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, until the Certificate Principal Balances thereof have been reduced to zero and (B) if, on any Distribution Date after the Stepdown Date on which a Trigger Event is

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

         not in effect, following the distributions in Section 4.02(a)(3)(VI), any portion of the related Class M Principal Distribution Amount remains undistributed, sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, until the related Class M Principal Distribution Amount has been distributed in full;

                  (II) to the extent of any remaining Net Monthly Excess
                       Cashflow:

                  (i) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such Certificates for such Distribution Date;

                  (ii) sequentially to the Class A (on a pro rata basis based on the entitlement of each such Class), Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to such Class' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act;

                  (iii) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date;

                  (iv) to the Net WAC Rate Carryover Reserve Account, for distribution to the Holders of the Class A Certificates and Mezzanine Certificates, any Net WAC Rate Carryover Amounts for such Classes, after taking into account amounts, if any, received under the Cap Contracts;

                  (v) to the Holders of the Class CE Certificates, (a) the Interest Distribution Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (vi) to the Holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on a Mortgage Loan as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Residual Certificates.

                  On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount

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

of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

                  (A) concurrently, to each Class of Class A Certificates, the related Cap Amount, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Cap Amount, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

                  (C) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (A) above, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

                  (D) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (B) above.

                  (b) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

                  Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Distributions in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest

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

represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution. Payments to the Certificate Insurer on any Distribution Date shall be made by wire transfer of immediately available funds to the account designated by the Certificate Insurer in Section 4.07(f).

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than one (1) day before the related Distribution Date (to the extent that an accurate Remittance Report is received in a timely manner by the Trustee), mail to the Certificate Insurer and each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for

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

cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets held in trust for such Certificateholders. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall first, reimburse the Certificate Insurer for any amounts which were paid by the Certificate Insurer under the Certificate Insurance Policy (but only if the non-surrendered Certificates are Insured Certificates) and second, pay to Citigroup Global Markets Inc., in accordance with its wiring instructions, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(e). Any such amounts held in trust by the Trustee shall be held in an Eligible Account and shall be held uninvested.

                  (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount allocated to such Certificate in respect of Realized Losses pursuant to
Section 4.04 and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                  Section 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare and make available via its website to each Holder of the Regular Certificates and Certificate Insurer, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Interest and the Class P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

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

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance and Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Interest for such Distribution

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

         Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates, the Mezzanine Certificates and the Class CE Interest, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                  (xxii) with respect to Mortgage Loans as to which a final liquidation has occurred, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such final liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates, the Class CE Interest and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

                  (xxiv) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xxv) whether a Trigger Event is in effect;

                  (xxiv) the Class A-1 Certificate Deficiency Amount and the Policy Payment for such Distribution Date; and

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                  (xxv) the amount of the Reimbursement Amount for such
         Distribution Date and the amount received by the Certificate Insurer in respect thereof on such Distribution Date.

                  The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Certificate Insurer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate and the Certificate Insurer a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate and the Certificate Insurer a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trustee shall, upon request, furnish to each Certificateholder and the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder and the Certificate Insurer, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Servicer.

                  On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L. P. (" Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

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                  Section 4.03. Remittance Reports; Advances.

                  (a) On the Business Day following each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer by telecopy (or by such other means as the Servicer, the Certificate Insurer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or electronically transmit (in a format acceptable to the Trustee) on the day thereafter, a data file containing the information set forth in such Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section
4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of only the interest portion of the Monthly Payments (net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.23 for distribution on such Distribution Date; provided, however, the Servicer shall not be obligated to make an Advance of delinquent principal on any second lien Mortgage Loan. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

                  By 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the

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related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to reimburse the Servicer for Advances previously made. The Trustee will provide notice to the Servicer and the Certificate Insurer by telecopy by the close of business on the Business Day prior to the Distribution Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date.

                  In addition to the foregoing, the Servicer shall have the right to reimburse itself for any Advances previously made by it from the Collection Account, to the extent of funds held therein for future distribution. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to reimburse the Servicer for Advances previously made.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Depositor, the Certificate Insurer and the Trustee.

                  Section 4.04. Allocation of Realized Losses.

                  (a) Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two

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preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee and the Certificate Insurer by the Servicer prior to the Determination Date immediately following the end of
(i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to the Accrued Certificate Interest for the Class CE Certificates for the related Interest Accrual Period; second, to the Class CE Interest, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-12 Interest until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-11 Interest, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Interest, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Interest, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Interest, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated and any allocation of Realized Losses to a Class CE Interest shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(xiv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Interest.

                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

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                  (c) (i) The REMIC I Marker Allocation Percentage of all
Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM12 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM10 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM11 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM10 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM10 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM10 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM9 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM9 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM8 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM7 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM7 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM6 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM5 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM5 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM4 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; thirteenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM2 has been reduced to zero, and fourteenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

         (ii) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the

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Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest I-LTXX.

                  Section 4.05. Compliance with Withholding Requirements

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  Section 4.06. Exchange Commission; Additional Information.

        (a) The Trustee, the Servicer and the Interim Servicer shall reasonably cooperate with the Depositor in connection with satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute each Form 8-K and file such Forms 8-K and 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Security and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Interim Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely

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delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit L-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit L-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trustee Certification") (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each of the Servicer and the Interim Servicer shall sign a certification in the form attached hereto as Exhibit L-3 and Exhibit L-4, respectively) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates regarding certain aspects of items of the Certification (the "Servicer Certification"). Each Servicer Certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day), the Trustee's certification shall be delivered to the Depositor by no later than March 19th of each year and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) the failure of the Trustee to timely deliver the Trustee Certification or (b) any material misstatement in the Trustee Certification and
(ii) each of the Servicer and the Interim Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) the failure of the Servicer or the Interim Servicer, as applicable, to timely deliver the Servicer Certification or (b) any material misstatement in the Servicer Certification and
(iii) the Depositor shall indemnify and hold harmless the Trustee, the Servicer and the Interim Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this
Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Trustee or the Servicer or the Interim Servicer, as applicable, then the Depositor (in connection with a breach of its obligations under this Section 4.06 or its negligence, bad faith or willful misconduct in connection therewith) or the Trustee, the Servicer or the Interim Servicer (in connection with a breach of its respective obligations under this Section 4.06(c)), agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor, the Trustee, the Servicer and the Interim Servicer.

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                  (d) Upon any filing with the Securities and Exchange
Commission, the Trustee shall promptly deliver to the Depositor and the Certificate Insurer a copy of any executed report, statement or information.

                  (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund.

                  To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.06 comply with the reporting requirements under the Exchange Act, the Trustee, the Servicer and the Interim Servicer hereby agree that they will reasonably cooperate to amend the provisions of this Section 4.06 in order to comply with such amended reporting requirements and such amendment of this
Section 4.06. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                  Section 4.07. The Certificate Insurance Policy.

                  (a) The Trustee shall establish a separate non-interest bearing trust account which shall be an Eligible Account for the benefit of Holders of the Class A-1 Certificates and the Certificate Insurer referred to herein as the "Policy Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Policy Payment Account and distribute such amount only for purposes of payment to the Insured Certificates of the Policy Payment for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay any Class A-1 Certificate Deficiency Amount, shall be transferred to the Distribution Account on the related Distribution Date, and the portion thereof representing the Class A-1 Certificate Deficiency Amount shall be disbursed by the Trustee to the Class A-1 Certificateholders, in each case as if it were a distribution to the Holders of such Certificates pursuant to Section
4.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A-1 Certificateholders, as applicable, with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Insured Certificates to be paid from funds transferred from the Policy Payment Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of such Class of Certificates pursuant to Section 4.02. Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

                  (b) If the Trustee has determined that a Class A-1 Certificate Deficiency Amount is required to be paid under the Certificate Insurance Policy with respect to such Distribution Date, it shall deliver a Notice of Claim (in the form attached as Exhibit A to the

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Certificate Insurance Policy) to the Certificate Insurer no later than noon, New
York, New York time on the second Business Day preceding such Distribution Date and shall provide a copy thereof to the Servicer at or prior to the time such Notice of Claim is received by the Certificate Insurer. The Notice of Claim shall constitute a claim therefor pursuant to the Certificate Insurance Policy.

                  (c) If the Trustee receives a certified copy of an order of the appropriate court (an "Order") that any prior distribution made on the Insured Certificates constitutes an Avoided Payment, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such Avoided Payment and shall, at the time it provides notice to the Certificate Insurer, notify each holder of the affected Insured Certificates by mail that (i) subject to the terms of the Certificate Insurance Policy, the Certificate Insurer will disburse the Avoided Payment directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order on the fourth Business Day following such Certificateholder's making timely delivery to the Trustee of (a) a certificate of such Certificateholder that such Order has been entered and is not subject to any stay, (b) an opinion of counsel satisfactory to the Certificate Insurer that such Order is final and is not subject to appeal and (c) an assignment duly executed and delivered by such Certificateholder, in such from as is reasonably required by the Certificate Insurer and provided to such Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such Certificateholder relating to or arising under the affected Insured Certificates against the debtor that made a payment of such Avoided Payment, or otherwise with respect to such payment, provided that if such documents are received after 10:00 a.m., New York time, on such Business Day, they will be deemed to be received on the following Business Day, and (ii) if any such Avoided Payment is recovered from such Certificateholder pursuant to such Order, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy. A copy of the Certificate Insurance Policy shall be made available to each affected Certificateholder through the Trustee, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, a copy of its records evidencing the payments that have been made by the Trustee and subsequently recovered from Certificateholders and the dates on which such payments were made.

                  (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Insured Certificates from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

                  (e) The Holders of the Insured Certificates are not entitled to institute proceedings directly against the Certificate Insurer. Each Holder of the Insured Certificates, by its purchase of Insured Certificates hereby agrees that the Certificate Insurer may at any time during the continuation of any proceeding relating to an Avoided Payment, direct all matters relating to such Avoided Payment on their behalf, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal.

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                  (f) Any payments to the Certificate Insurer shall be made by wire transfer of immediately available funds to the following Federal Reserve Account (unless and until the Certificate Insurer notifies the Trustee of a change in such account information in writing):

                      Fleet Bank, N.A.
                      777 Main Street
                      Hartford, CT 06115-2001
                      ABA Number: 011900571
                      For the Account of: XL Capital Assurance Inc. 1221 Avenue of the Americas, 31st Floor
                      New York, NY 10020-1001
                      Account #: 942-783-5841
                      Reference: Policy Number CA01269A/CMLTI 2004-RES1

                  (g) The Trustee shall, upon retirement of the Insured Certificates, furnish to the Certificate Insurer a notice of such retirement, and, after retirement of the Insured Certificates and the expiration of the term of the Certificate Insurance Policy, surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

                  (h) The Trustee shall hold the Certificate Insurance Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy shall constitute part of the Trust Fund created by this Agreement. Each Holder of Insured Certificates, by accepting its Insured Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

                  Section 4.08. Effect of Payments by the Certificate Insurer;
                                Subrogation.

                  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Insured Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Insured Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Insured Certificates to the Holders of such Class of Certificates, the Certificate Insurer shall be fully subrogated to, and each such Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest (in the manner set forth in the Insurance Agreement) from the Trust Fund, and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement until full reimbursement of all Policy Payments (together with interest thereon at the Late Payment Rate from the date paid by the Certificate Insurer until the date of reimbursement thereof). The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests

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under this Agreement without limiting the rights or affecting the interests of the Holders of the Insured Certificates as otherwise set forth herein.

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                                   ARTICLE V

                                THE CERTIFICATES

                  Section 5.01. The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-18. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trustee to or upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any

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successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, or (ii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

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

                  Section 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class CE Certificate, Class P Certificate or Residual Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or any such identified Affiliate of the Depositor), the Trustee shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) will be required in connection with the transfer, on the Closing Date, of any Class R Certificate or Class R-X Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

                  (c) No transfer of a Private Certificate or any interest therein (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (ii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or any such identified Affiliate of the

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Depositor in which case such transferee shall be deemed to have represented that it is not purchasing with Plan Assets (as defined below)) shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. ss. 2510.3-101 ("Plan Assets") unless the Trustee is provided with an Opinion of Counsel on which the Depositor, the Trustee, the Certificate Insurer and the Servicer may rely, to the effect that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee, the Certificate Insurer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee, the Certificate Insurer or the Trust Fund. Any prospective Transferee of such Certificates not providing the above Opinion of Counsel must provide a certification in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trustee, the Certificate Insurer and the Servicer), which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each beneficial owner of a Mezzanine Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Private Certificate or Mezzanine Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee, the Certificate Insurer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any

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such sale. The rights of each Person acquiring any Ownership Interest in a
Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such

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         registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a holder
                  of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, but not the obligation, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause
                  (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer at the expense of the party seeking to modify, add to or eliminate any such provision the following:

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

                           (A) written notification from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trustee in accordance with its customary procedures.

                  Section 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Insurer such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen

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

Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04. Persons Deemed Owners.

                  The Depositor, the Servicer, the Trustee, the Certificate Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Insurer or any agent of any of them shall be affected by notice to the contrary.

                  Section 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and
(E) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.

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                  Section 5.06. Rights of the Certificate Insurer to Exercise
                                Rights of Class A-1 Certificateholders.

                  (a) By accepting its Certificate, each Class A-1 Certificateholder agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A-1 Certificateholders for all purposes (other than with respect to the receipt of payment on such Class of Certificates except payments with respect to which the Certificate Insurer has subrogation rights as set forth herein) and shall have the right to exercise all rights of such Certificateholders under this Agreement and under the Class A-1 Certificates without any further consent of such Certificateholders.

                  (b) All notices, statement reports, certificates or opinions required by this Agreement to be sent to any Class A-1 Certificateholder shall also be sent to the Certificate Insurer.

                  (c) On the Distribution Date immediately after the expiration of the Term of the Certificate Insurance Policy (as such term is defined in the Certificate Insurance Policy) or (y) during the occurrence of a Certificate Insurer Default (until such time as it has been cured), the rights, consents and notifications granted to the Certificate Insurer in this Agreement shall be extinguished.

                  Section 5.07. Certificate Insurer Default.

                  Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if (i) a Certificate Insurer Default exists and is continuing or (ii) if and to the extent the Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Class A-1 Certificateholders, (b) restrict the ability of the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed (x) to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Class A-1 Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law or (y) to have terminated
(1) the Certificate Insurer's right to receive Reimbursement Amounts under this Agreement or the Insurance Agreement, (2) the Certificate Insurer's right to receive reports and distributions as described in this Agreement or (3) the requirement that the Certificate Insurer approve any amendments to this Agreement that would adversely affect the aforementioned rights. At such time as the Class A-1 Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder with

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respect to such Class of Certificates remain unpaid, the Certificate Insurer's rights hereunder with respect to such Class of Certificates shall terminate.


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                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

                  Section 6.01. Liability of the Depositor and the Servicer.

                  The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Servicer and undertaken hereunder by the Depositor and the Servicer herein.

                  Section 6.02. Merger or Consolidation of the Depositor or the
                                Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the jurisdiction of its formation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  Section 6.03. Limitation on Liability of the Depositor, the
                                Servicer and Others.

                  None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith

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on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its good faith reasonable opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  Section 6.04. Limitation on Resignation of the Servicer.

                  (a) The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or as provided in Section 6.04(c); provided, however, that such prohibition shall not apply to the Interim Servicer who shall resign following the latest Servicing Transfer Date and who shall be succeeded by the Servicer. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Certificate Insurer. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  (b) Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the

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parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

                  (c) The Trustee, the Certificate Insurer and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders and (ii) provided that no Servicer Event of Default exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

                  Section 6.05. Rights of the Depositor in Respect of the
                                Servicer.

                  The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Certificate Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Certificate Insurer and the Trustee its (and any such Sub-Servicer's) such information relating to the Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor, the Certificate Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies,
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Certificate Insurer and the Trustee or the Trust Fund, and in any case, the Depositor, the Certificate Insurer or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the Certificate Insurer or the Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information(A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the Certificate Insurer or the Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its

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obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.


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                                  ARTICLE VII

                                     DEFAULT

                  Section 7.01. Servicer Events of Default.

                  (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 60 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the Certificate Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable

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         insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Servicer of the Servicer Termination Trigger; or

                  (vii) any failure of the Servicer to make any Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date.

                  If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer, the Certificate Insurer, the Servicing Rights Pledgee (if any) and to the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, the Trustee, the Certificate Insurer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of

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Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  Section 7.02. Trustee to Act; Appointment of Successor.

                  (a) (1) On and after the time the Servicer receives a notice of termination, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall separately assume and become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.05 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to
Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to
Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies without regard to the Certificate Insurance Policy; and provided further that the representations and warranties in Section 2.05 shall be true and correct as to such successor Servicer; and provided further that except in the case of the Servicing Rights Pledgee or its designee becoming successor servicer as contemplated by Section 7.02(b), such successor shall be approved by the Certificate Insurer in writing, which approval shall not be unreasonably withheld.

                  All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs (provided, that if the Trustee is the predecessor Servicer by reason of this Section 7.02, such costs shall be paid by the Servicer preceding the Trustee as successor servicer), and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

                  (2) If no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer, except in the case of the Servicing Rights Pledgee becoming a successor Servicer in accordance with Section 7.02(b) below, shall have the right to consent to any

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successor Servicer which the Trustee may propose to appoint except with respect to a proposed successor to be appointed by a court of competent jurisdiction. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  (b) In the event of a Servicer Event of Default, notwithstanding anything to the contrary above, the Trustee, the Certificate Insurer and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of the date on which the Trustee sent notice of such termination, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement. If the Servicing Rights Pledgee fails to provide the Trustee with such letter, the Trustee shall appoint such successor Servicer in accordance with this Section 7.02. Notwithstanding anything to the contrary above, the Servicer shall perform all the obligations of Servicer hereunder until such successor is appointed.

                  (c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(c).

                  Section 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Servicer pursuant to Section
7.01 above or any appointment of a successor to the Servicer pursuant to Section
7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders and the Certificate Insurer at their respective addresses appearing in the Certificate Register.

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                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Certificate Insurer and all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

                  Section 7.04. Waiver of Servicer Events of Default.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  Section 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, will provide notice thereof to the Certificateholders and the Certificate Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy

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         available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

                  Section 8.02. Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Servicer Event of Default hereunder and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require indemnity reasonably satisfactory to it

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         against such expense or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; and

                  (vii) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Depositor. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Depositor to provide timely written investment direction.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  Section 8.03. Trustee Not Liable for Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10, subject to Section 8.01.

                  Section 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

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                  Section 8.05. Trustee's Fees and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee, or any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any Servicer Event of Default (not including expenses, disbursements and advances incurred or made by the Trustee in its capacity as successor Servicer), default, claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Servicer shall indemnify pursuant to Section 8.05(b)), (ii) for the expenses of preparing and filing Tax Returns pursuant to Section 10.01(d) or (iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

                  (b) The Servicer agrees to indemnify the Trustee and the Certificate Insurer from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Servicer to the Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  The provisions of this Section 8.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

                  Section 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the

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provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  Section 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Certificate Insurer and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Depositor shall, with the Certificate Insurer's consent, promptly appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Certificate Insurer and the Servicer by the Depositor. If no successor Trustee shall have been so appointed and having accepted appointment within 25 days after the giving of such notice of resignation, then the Certificate Insurer may appoint a successor Trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  Section 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further

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act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates (without regard to the Certificate Insurance Policy) by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  Section 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the Certificate Insurer. If the Servicer and the Certificate Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default

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shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed under this Section 8.10.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Certificate Insurer and the Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11. Reserved.

                  Section 8.12. Appointment of Office or Agency.

                  The Trustee will designate an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates the office of its agent located c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041 for such purposes.

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                  Section 8.13. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants, solely as to itself, to the Servicer, the Certificate Insurer and the Depositor, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or bylaws.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

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                                   ARTICLE IX

                                   TERMINATION

                  Section 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer and the Trustee (other than the obligations of the Servicer to the Trustee pursuant to Section 8.05 and of the Servicer to provide for and the Trustee to make payments in respect of the REMIC I Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the greater of:

                  (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent appraiser selected by (i) the Terminator and (ii) if the Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, an Independent appraiser mutually agreed upon by the Terminator and the Trustee on behalf of the Certificateholders and

                  (B) the aggregate fair market value of all of the assets of REMIC I (as determined as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the Certificateholders pursuant to Section 9.01(c) by (i) the Terminator and
(ii) if the Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, an Independent appraiser mutually agreed upon by the Terminator and the Trustee on behalf of the Certificateholders).

                  However, this option may only be exercised if the Termination Price is sufficient to pay (i) any amounts owed to the Certificate Insurer under the Insurance Agreement and (ii) all interest accrued on, as well as amounts necessary to retire the principal balance of, any net interest margin securities backed by the Class CE Certificates and Class P Certificates. If the determination of the appraised value of each REO Property pursuant to (A) above or the fair market value of the Mortgage Loans and REO Properties pursuant to
(B) above shall be required to be made by the Terminator and an Independent appraiser as provided above, (i) such appraisal shall be obtained at no expense to the Trustee and (ii) the Trustee may conclusively rely on, and

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shall be protected in relying on, such appraisal. If a termination pursuant to this Section 9.01(a) or Section 9.01(b) will result in a claim under the Certificate Insurance Policy or if any amount owed to the Certificate Insurer will not be fully reimbursed after such termination, the consent of the Certificate Insurer shall be required prior to the Terminator exercising such option.

                  (b) The majority Holder of the Class CE Certificates (unless such Holder is the Seller or an Affiliate of the Seller), or if such majority Holder fails to exercise such option, the Servicer (or an Affiliate of the Servicer) shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of a Residual Certificate, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests, as applicable and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the related Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office of the Trustee. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the related Certificates an amount in immediately available funds equal to the above-described purchase price. The Trustee shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and
(ii) any other amounts otherwise payable by the Trustee to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to
Section 10.01(d) below. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans,

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and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  Section 9.02. Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund (or the applicable Trust REMIC) shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates in respect of the Class R-I Interest all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.01, at the expense of the Depositor without the right of reimbursement from the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

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                                   ARTICLE X

                                REMIC PROVISIONS

                  Section 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued and copies of such forms and election shall be furnished to the Certificate Insurer. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. The Class A Certificates, the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account), Class M-8 Interest, Class M-9 Interest, Class M-10 Interest Class M-11 Interest, Class M-12 Interest, Class CE Interest and Class P Interest shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Class M-8 Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) shall be designated as Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The Class M-9 Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) shall be designated as Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. The Class M-10 (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) Certificates shall be designated as Regular Interests in REMIC V and the Class R-V Interest shall be designated as the Residual Interest in REMIC V. The Class M-11 Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) shall be designated as Regular Interests in REMIC VI and the Class R-VI Interest shall be designated as the Residual Interest in REMIC VI. The Class M-12 Certificates (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) shall be designated as Regular Interests in REMIC VII and the Class R-VII Interest shall be designated as the Residual Interest in REMIC VII. The Class CE Certificates shall be designated as Regular Interests in REMIC VIII and the Class R-VIII Interest shall be designated as the Residual Interest in REMIC VIII. The Class P Certificates shall be designated as Regular Interests in REMIC IX and the Class R-IX Interest shall be designated as the Residual Interest in REMIC IX. The Trustee shall not permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the Class M-8 Interest, the Class M-9 Interest, the Class M-10 Interest, the Class M-11 Interest, the Class M-12 Interest, the Class CE Interest and the Class P Interest and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

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

                  (c) The Trustee shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel required to be obtained hereunder. The Trustee, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing Date) in respect of each Trust REMIC created hereunder and furnish copies to the Certificate Insurer. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trustee and the Certificate Insurer, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)

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(either such event, an "Adverse REMIC Event") unless the Trustee and the
Certificate Insurer has received an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the Certificate Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee, the Certificate Insurer or their respective designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee and the Certificate Insurer has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee and the Certificate Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Certificate Insurer. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC I will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trustee's control and not otherwise inconsistent with the terms of this Agreement.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this
Article X, or (iii) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 2005, the Trustee shall deliver to each Rating Agency and the Certificate Insurer an Officer's Certificate of the Trustee stating the Trustee's compliance with this Article X.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

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                  (j) Following the Startup Day, neither the Servicer nor the
Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor knowingly permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  Section 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  Section 10.03. Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article X.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to amend the provisions of Section
4.06 or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Certificate Insurer adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer or (b) written notice to the Depositor, the Servicer, the Certificate Insurer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates (without regard to the Certificate Insurance Policy) with respect to which it is a Rating Agency). No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer, the Certificate Insurer and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 4.06.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner, other than as described in (i) or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Certificate Insurer if such amendment adversely affects in any

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

respect the rights or interests of the Certificate Insurer or of the Insured Certificates (without regard to the Certificate Insurance Policy). The Depositor shall send a copy of any proposed amendment to this Agreement to the Certificate Insurer prior to execution of the amendment. The Certificate Insurer shall notify the Trustee in writing, within a reasonable time following its receipt of a copy of the proposed amendment, whether the Certificate Insurer has determined that its consent to such amendment is required.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment (i) will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) is authorized or permitted hereunder.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the Certificate Insurer.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02.    Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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

                  Section 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Certificate Insurer a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflicts of laws provisions thereof.

                  Section 11.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class

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mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure (telecopy number: (713) 960-0539), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Certificate Insurer and the Depositor in writing by the Servicer,
(c) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CI04X1 (telecopy number: (714) 247-6478), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Certificate Insurer and the Depositor in writing by the Trustee and (d) in the case of the Certificate Insurer, XL Capital Assurance, Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Attn: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trustee and the Depositor in writing by the Certificate Insurer. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  Section 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the rights of the Certificate Insurer.

                  Section 11.07. Notice to Rating Agencies and the Certificate Insurer.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

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

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. The filing of any claim under the Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument; and

                  8. Any event that would result in the inability of the Trustee, as successor servicer, to make advances regarding delinquent Mortgage Loans.

                  In addition, the Trustee shall make available to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Fitch Ratings, One State Street Plaza, New, York, New York 10004, facsimile number: (212) 344-1986 and to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  Section 11.08. Article and Section References.

                  Section 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders

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the benefits of this Agreement relating to the Mortgage Loans and the Trust
Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  Section 11.10. Third Party Rights.

                  The Certificate Insurer shall be a third-party beneficiary of this Agreement to the same extent as if they were a party hereto, and each shall have the right to enforce the provisions of this Agreement. Without limiting the generality of the foregoing, provisions herein that refer to the "benefit" of Certificateholders or the "interests" of the Certificateholders or actions "for the benefit of" Certificateholders also include an implicit reference to the benefits or interests of the Certificate Insurer with respect to the Insured Certificates and to the extent a Certificate Insurer Default has not occurred and is continuing.

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

                  IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                         CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor


                         By:       /s/ Matthew R. Bollo
                            --------------------------------------------------
                         Name:  Matthew R. Bollo
                         Title: Assistant Vice President



                          LITTON LOAN SERVICING LP, as Servicer


                          By:       /s/ Janice McClure
                             ---------------------------------------------
                          Name:  Janice McClure
                          Title: Senior Vice President



                          RESMAE MORTGAGE CORPORATION, as Interim Servicer


                          By:        /s/ Jorge Ramos
                             -----------------------------------------
                          Name:   Jorge Ramos
                          Title:  Senior Vice President



                          DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee


                          By:         /s/ Valerie Delgado
                             ----------------------------------------------
                          Name:  Valerie Delgado
                          Title: Associate

                          By:       /s/ Barbara Campbell
                             ----------------------------------------------
                          Name:  Barbara Campbell
                          Title: Assistant Vice President


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


STATE OF _____________     )
                                    ) ss.:
COUNTY OF ___________      )

                  On the day of October 2004, before me, a notary public in and for said State, personally appeared ________________, known to me to be an Assistant Vice President of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ------------------------
                                                    Notary Public


[Notarial Seal]

STATE OF ______________    )
                                    ) ss.:
COUNTY OF ____________     )

                  On the ____ day of October 2004, before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of Litton Loan Servicing LP, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ------------------------
                                                    Notary Public



[Notarial Seal]

STATE OF ______________    )
                                    ) ss.:
COUNTY OF ____________     )

                  On the ____ day of October 2004, before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of ResMAE Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    ------------------------
                                                    Notary Public



[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-RES1                        Aggregate  Certificate Principal
                                        Balance of the Class A-1  Certificates
Pass-Through Rate: Variable             as     of     the     Issue      Date:
                                        $391,756,000.00
Cut-off Date and date of Pooling  and
Servicing Agreement: October 1, 2004    Denomination: $391,756,000.00

First Distribution Date: November 26,   Servicer: Litton Loan Servicing LP
2004
                                        Trustee:  Deutsche Bank National Trust
No. 1 Company

                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KJ 6

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-1-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the

                                     A-1-3
owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-1-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory





                                     A-1-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.



                                     A-1-7

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class A-2  Certificates
Pass-Through Rate: Variable             as     of     the     Issue      Date:
                                        $143,656,000.00
Cut-off Date and date of Pooling  and
Servicing Agreement: October 1, 2004    Denomination: $143,656,000.00

First Distribution Date: November 26,   Servicer: Litton Loan Servicing LP
2004
                                        Trustee:  Deutsche Bank National Trust
No. 1                                   Association

                                        Issue Date: October 15, 2004

                                        CUSIP:17307G KK 3

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-2-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the

                                     A-2-3
owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-2-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-2-7

                                   EXHIBIT A-3

                          FORM OF CLASS M-1 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-1  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $21,220,000.00

Cut-off Date and date of Pooling and    Denomination: $21,220,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KL 1

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-3-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the

                                     A-3-3
owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-3-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    as Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-3-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-3-7

                                   EXHIBIT A-4

                          FORM OF CLASS M-2 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-2  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $13,711,000.00

Cut-off Date and date of Pooling and    Denomination: $13,711,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KM 9

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-4-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the

                                     A-4-3
owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-4-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-4-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-4-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-4-7

                                   EXHIBIT A-5

                          FORM OF CLASS M-3 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-3  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $13,059,000.00

Cut-off Date and date of Pooling and    Denomination: $13,059,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KN 7

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-5-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but

                                     A-5-3
the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-5-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-5-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-5-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-5-7

                                   EXHIBIT A-6

                          FORM OF CLASS M-4 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-4  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $10,447,000.00

Cut-off Date and date of Pooling and    Denomination: $10,447,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KP 2

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-6-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but

                                     A-6-3
the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-6-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-6-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed



                                     A-6-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.



                                     A-6-7

                                   EXHIBIT A-7

                          FORM OF CLASS M-5 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-5  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $10,120,000.00

Cut-off Date and date of Pooling and    Denomination: $10,120,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KQ 0

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE

     AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-7-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-7-3
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but

                                     A-7-4
the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-7-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-7-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-7-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-7-8

                                   EXHIBIT A-8

                          FORM OF CLASS M-6 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-6  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $6,529,000.00

Cut-off Date and date of Pooling and    Denomination: $6,529,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KR 8

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-8-2
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but

                                     A-8-3
the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-8-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-8-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-8-6

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.



                                     A-8-7

                                   EXHIBIT A-9

                          FORM OF CLASS M-7 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-7  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $6,529,000.00

Cut-off Date and date of Pooling and    Denomination: $6,529,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KS 6
      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE

     AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                     A-9-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the

                                     A-9-3
lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but

                                     A-9-4
the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-9-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-9-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-9-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-9-8

                                  EXHIBIT A-10

                          FORM OF CLASS M-8 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-8  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $3,265,000.00

Cut-off Date and date of Pooling and    Denomination: $3,265,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KT 4


      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim

                                     A-10-2

Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

                                     A-10-3

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are

                                     A-10-4
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-10-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-10-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-10-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-10-8

                                  EXHIBIT A-11

                          FORM OF CLASS M-9 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance of the Class M-9  Certificates
Pass-Through Rate: Variable             as of the Issue Date: $7,181,000.00

Cut-off Date and date of Pooling and    Denomination: $7,181,000.00
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No. 1
                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KU 1




      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim

                                     A-11-2

Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

                                     A-11-3

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are

                                     A-11-4
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-11-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRSUT COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-11-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-11-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-11-8

                                  EXHIBIT A-12

                         FORM OF CLASS M-10 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance     of    the    Class    M-10
Pass-Through Rate: Variable             Certificates  as of  the  Issue  Date:
                                        $3,264,000.00
Cut-off Date and date of Pooling and
Servicing Agreement: October 1, 2004    Denomination: $3,264,000.00

First Distribution  Date:  November 26, Servicer: Litton Loan Servicing LP
2004
                                        Trustee:  Deutsche Bank National Trust
No. 1                                   Company

                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KV 9




      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in REMIC V created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim

                                     A-12-2

Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

                                     A-12-3

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are

                                     A-12-4
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-12-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-12-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                     A-12-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.

                                     A-12-8

                                  EXHIBIT A-13

                         FORM OF CLASS M-11 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 AND THE CLASS M-10 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance     of    the    Class    M-11
Pass-Through Rate: Variable             Certificates  as of  the  Issue  Date:
                                        $6,529,000.00
Cut-off Date and date of Pooling and
Servicing Agreement: October 1, 2004    Denomination: $6,529,000.00

First Distribution Date: November 26,   Servicer: Litton Loan Servicing LP
2004
                                        Trustee:  Deutsche Bank National Trust
No. 1                                   Company

                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KW 7




      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-11 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-11 Certificates in REMIC VI created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim

                                     A-13-2

Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-11 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

                                     A-13-3

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are

                                     A-13-4
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-13-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-13-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-13-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-13-8

                                  EXHIBIT A-14

                         FORM OF CLASS M-12 CERTIFICATE

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9, THE CLASS M-10 CERTIFICATES AND THE CLASS M-11 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CERTIFICATE OR ANY INTEREST IN THIS CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND, FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

Series 2004-RES1                        Aggregate     Certificate    Principal
                                        Balance     of    the    Class    M-12
Pass-Through Rate: Variable             Certificates  as of  the  Issue  Date:
                                        $1,638,000.00
Cut-off Date and date of Pooling and
Servicing Agreement: October 1, 2004    Denomination: $1,638,000.00

First Distribution Date: November 26,   Servicer: Litton Loan Servicing LP
2004
                                        Trustee:  Deutsche Bank National Trust
No. 1                                   Company

                                        Issue Date: October 15, 2004

                                        CUSIP: 17307G KX 5




      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-12 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-12 Certificates in REMIC VII created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim

                                     A-14-2

Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-12 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

                                     A-14-3

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are

                                     A-14-4
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-14-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-14-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-14-7

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-14-8

                                  EXHIBIT A-15

                          FORM OF CLASS CE CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2004-RES1                        Aggregate     Certificate    Principal
                                         Balance  of the Class CE  Certificates
Pass-Through Rate: Variable              as of the Issue Date: $14,038,820.48

Cut-off Date and date of Pooling and     Denomination: $14,038,820.48
Servicing Agreement: October 1, 2004
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:  ovember 26,
2004                                     Trustee:  Deutsche Bank National Trust
                                         Company
No. 1
                                         Issue Date: October 15, 2004
Aggregate Notional Amount of the Class
CE  Certificates  as of the Issue Date:  CUSIP: 1729749P4
$652,942,920.48

Notional Amount: $652,942,920.48

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-15-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Citigroup Global Markets, Inc., is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC VIII created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                                     A-15-3

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor)under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which

                                     A-15-4

Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-15-5

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



<
                                     A-15-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-15-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-15-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-15-9

                                  EXHIBIT A-16

                           FORM OF CLASS P CERTIFICATE

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series: 2004-RES1                       Aggregate     Certificate    Principal
                                        Balance  of the  Class P  Certificates
Cut-off Date and date of Pooling and    as of the Issue Date: $100.00
Servicing Agreement: October 1, 2004
                                        Denomination: $100.00
First Distribution Date:  November 26,
2004                                    Servicer: Litton Loan Servicing LP

No. 1                                   Trustee:  Deutsche Bank National Trust
                                        Company

                                        Issue Date: October 15, 2004

                                        CUSIP: 1729749Q2

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Citigroup Global Markets, Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC IX created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called

                                     A-16-2
the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor) under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written

                                     A-16-3
certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-16-4

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-16-5

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-16-6

                             DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-16-7

                                  EXHIBIT A-17

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES
                                     PERSON.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION

      OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2004-RES1                        Aggregate  Percentage  Interest of the
                                        Class R  Certificates  as of the Issue
Cut-off Date and date of Pooling and    Date: 100.00%
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No.1
                                        Issue Date: October 15, 2004

                                        CUSIP: 1729749R0


                                     A-17-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that CMI Investors 2, LP is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called

                                     A-17-3
the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor) under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's

                                     A-17-4
prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-17-5

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-17-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory


                                     A-17-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-17-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-17-9

                                  EXHIBIT A-18

                          FORM OF CLASS R-X CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES
                                     PERSON.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION

      OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 2004-RES1                        Aggregate  Percentage  Interest of the
                                        Class  R-X   Certificates  as  of  the
Cut-off Date and date of Pooling and    Issue Date: 100.00%
Servicing Agreement: October 1, 2004
                                        Servicer: Litton Loan Servicing LP
First Distribution Date: November 26,
2004                                    Trustee:  Deutsche Bank National Trust
                                        Company
No.1
                                        Issue Date: October 15, 2004

                                        CUSIP: 1729759J5


                                     A-18-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Joe Cascetta is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, ResMAE Mortgage Corporation (the "Interim Servicer") and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called

                                     A-18-3
the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (such Affiliate status being certified to the Trustee by the Depositor), (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor) under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's

                                     A-18-4
prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-X Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-X Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

            The Depositor, the Servicer, the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-18-5

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-18-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2004

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.


                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:______________________________
                                          Authorized Signatory



                                     A-18-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties         (Cust) (Minor) under
                                               Uniform Gifts to Minors Act
JT TEN - as joint tenants with                       _____________
      right of survivorship and not as                   (State)
      tenants in common

      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.
_____________________________________________________________________________.

Dated:

                                    _______________________________
                                    Signature by or on behalf of assignor


                                    _______________________________
                                    Signature Guaranteed


                                     A-18-8

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number____________________________, or, if mailed by check, to_____________________________________________________
_____________________________________________________________________________.

      Applicable statements should be mailed to _____________________________. This information is provided by___________________________________________, the assignee named above, or________________________________________, as its agent.


                                     A-18-9

                                    EXHIBIT B

                                   [Reserved]

                                   EXHIBIT C-1

                     FORM OF TRUSTEE`S INITIAL CERTIFICATION

                                                      [DATE]

Citigroup Mortgage Loan Trust Inc.          XL Capital Assurance Inc.
390 Greenwich Street, 4th Floor             1221 Avenue of the Americas
New York, NY 10013                          New York, New York 10020-1001

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, TX 77081

            Re: Pooling and Servicing Agreement, dated as of October 1, 2004, among Citigroup Mortgage Loan Trust Inc., as Depositor, Litton Loan Servicing, as Servicer, ResMAE Mortgage Corporation, as Interim Servicer and Deutsche Bank National Trust Company as Trustee, Asset Backed
                  Pass-Through Certificates, Series 2004-RES1


Ladies and Gentlemen:

            Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

            As to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii),
(xi), (xii) and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File..

            The Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement or (iii) to determine the perfection or priority of any security interest in any such documents or instruments.


                                     C-1-1

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                    Trustee


                                    By:______________________________
                                      Name:
                                     Title:



                                     C-1-2

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                      [Date]

Citigroup Mortgage Loan Trust Inc.            XL Capital Assurance Inc.
390 Greenwich Street, 4th Floor               1221 Avenue of the Americas
New York, NY 10013                            New York, New York 10020-1001

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, TX 77081

            Re: Pooling and Servicing Agreement, dated as of October 1, 2004, among Citigroup Mortgage Loan Trust Inc., as Depositor, Litton Loan Servicing LP, as Servicer, ResMAE Mortgage Corporation, as Interim Servicer and Deutsche Bank National Trust Company as Trustee, Asset Backed
                  Pass-Through Certificates, Series 2004-RES1


Ladies and Gentlemen:

            In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

            (i) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

            (ii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment in blank;

            (iii) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the Mortgage on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01 of the Pooling and Servicing Agreement or (iii) to determine the perfection or priority of any security interest in any such documents or instruments.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                     Trustee


                                    By:________________________________
                                      Name:
                                     Title:

                                    EXHIBIT D

                          FORM OF assignment AGREEMENT

                                    EXHIBIT E

                               REQUEST FOR RELEASE





To:   Deutsche Bank National Trust Company
      1761 East St. Andrew Place
      Santa Ana, CA 92705-4934

      Attn: Inventory Control


            Re:   Pooling  and  Servicing  Agreement,  dated as of  October 1,
                  2004, among Citigroup Mortgage Loan Trust Inc., Litton Loan Servicing LP, ResMAE Mortgage Corporation and Deutsche Bank National Trust Company, Asset Backed Pass-Through Certificates, Series 2004-RES1
                  ------------------------------------------------------------


      In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name. Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------

      1. Mortgage Paid in Full

      2. Foreclosure

      3. Substitution

      4. Other Liquidation (Repurchases, etc.)

      5. Nonliquidation Reason:

Address to which Trustee should deliver
the Trustee's Mortgage File:

                                    By:______________________________________
                                     (authorized signer)

                                    Issuer:__________________________________

                                    Address:_________________________________

                                    Date:____________________________________

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                      [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

            Re: Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates, Class ___, representing a ___% Class Percentage Interest
                  ------------------------------------------------------------

Ladies and Gentlemen:

            In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

            Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of October 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Litton Loan Servicing LP as Servicer and Deutsche Bank National Trust Company as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                                     F-1-1

            Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    [Transferor]

                                    By:___________________________
                                      Name:
                                     Title:


                                     F-1-2

                   FORM OF TRANSFEREE REPRESENTATION LETTER

                                                      [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

            Re: Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates, Class ___, representing a
                            ___% Percentage Interest
                  ------------------------------------------------------------

Ladies and Gentlemen:

            In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

            All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of October 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Litton Loan Servicing LP as Servicer and Deutsche Bank National Trust Company as Trustee, pursuant to which the Certificates were issued.

                                    [TRANSFEREE]

                                    By:__________________________
                                      Name:
                                     Title:


                                     F-1-3

                                                        ANNEX 1 TO EXHIBIT F-1

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

            2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

      ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.


--------------
1       Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                                     F-1-4

      ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

      ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

            3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Certificates
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to



                                     F-1-5
conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                    ____________________________________
                                    Print Name of Transferee


                                    By:_________________________________
                                      Name:
                                     Title:


                                     F-1-6

                                                        ANNEX 2 TO EXHIBIT F-1

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

            2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

      ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                                     F-1-7

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

            6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                    ___________________________________
                                    Print Name of Transferee or Advisor


                                    By:________________________________
                                    Name:
                                    Title:


                                    IF AN ADVISER:


                                    ___________________________________
                                    Print Name of Transferee



                                     F-1-8

                   FORM OF TRANSFEREE REPRESENTATION LETTER
                   ----------------------------------------

            The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

            1. I am an executive officer of the Purchaser.

            2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

            3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                    Name of Purchaser

                                    __________________________


                                    By:____________________________
                                    Name:
                                    Title:


Date of this certificate:

Date of information provided in paragraph 3



                                     F-1-9

                                   EXHIBIT F-2

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK       )

COUNTY OF NEW YORK      )

            __________________________, being duly sworn, deposes, represents and warrants as follows:

            1. I am a ______________________ of ____________________________
(the "Owner") acorporation duly organized and existing under the laws of ______________, the record owner of Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

            2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

            4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a

                                     F-2-1
non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

            7. The Owner's taxpayer identification number is _________________.

            8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

            10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

            11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

            12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

            13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

            14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not

                                     F-2-2
consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

            15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

            16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            17. The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE Certificates (with respect to a termination of REMIC I) any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.


                                     F-2-3

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                    [OWNER]


                                    By:__________________________
                                    Name:
                                    Title:     [Vice] President


ATTEST:

By:_________________________________
Name:
Title:     [Assistant] Secretary

            Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of __________, 20___.

                                    ____________________________
                                          Notary Public


                                    County of __________________
                                    State of ___________________


                                    My Commission expires:



                                     F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT
                          ----------------------------

STATE OF NEW YORK       )

COUNTY OF NEW YORK      )

            __________________________, being duly sworn, deposes, represents and warrants as follows:

            1. I am a ____________________ of ____________________________ (the
"Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

            2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

            3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

            4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

            5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

            6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                     F-2-5

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                    [OWNER]


                                    By:_____________________________
                                    Name:
                                    Title:      [Vice] President


ATTEST:

By:______________________________
Name:
Title:   [Assistant] Secretary

            Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of __________, 20___.

                                    ____________________________
                                    Notary Public


                                    County of __________________
                                    State of ___________________


                                    My Commission expires:



                                     F-2-6

                                    EXHIBIT G
                                    ---------

           FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                                      _____________, 20__

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

            Re: Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates, Class
                  ------------------------------------------------------------

Dear Sirs:

            _______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates, Class [CE] [P] [R] [R-X] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Litton Loan Servicing LP as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer that:

      The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                    Very truly yours,


                                    _______________________________


                                    By:____________________________
                                      Name:
                                     Title:

                                    EXHIBIT H


                              FORM OF CAP CONTRACTS


                            (Available Upon Request)

                                    EXHIBIT I


                        FORM OF LIMITED POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________


                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that ________________, having its principal place of business at ______________________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among ______________________ (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), and the Trustee, dated as of ___________ 1, 200__ (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.       The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

         a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

         b. the preparation and issuance of statements of breach or non-performance;

         c. the preparation and filing of notices of default and/or notices of sale;

         d. the cancellation/rescission of notices of default and/or notices of sale;

         e.       the taking of a deed in lieu of foreclosure; and

         f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of 1, 200__ ( Mortgage Loan Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by its duly elected and authorized Vice President this day of , 200__.



                                        ________________________________________
                                        as Trustee for _____ Mortgage Loan Asset
                                           Backed Certificates, Series 200__-___

                                        By _____________________________________




STATE OF ____________________

COUNTY OF ___________________

On __________ _____, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________, Vice President of ______________________ as Trustee for _____________________ Mortgage Loan Asset
Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITESS my hand and official seal.
         (SEAL)
                                             ___________________________________
                                                                   Notary Public
                                        My Commission Expires __________________

                                    EXHIBIT J


          FORM OF OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                            [Available upon request]

                                    EXHIBIT K

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

            I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Citigroup Mortgage Loan Trust Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

            1. The Seller's address is: _____________________
                                        ____________________
                                        _____________________

            2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

            3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

            4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

            5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

            6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

            7. The Seller was the Seller of the Original at the time of the loss; and

            8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

            9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

            10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

            11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

                                     SELLER


                                     By:______________________
                                     Name:
                                     Title:


            On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                                     Signature:


                                     [Seal]

                                   EXHIBIT L-1
                                   -----------

     FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                                  Certification

            I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

            4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company and Litton Loan Servicing LP.

                                    CITIGROUP MORTGAGE LOAN TRUST INC.


                                    By:________________________________
                                    Name:
                                    Title:
                                    Date:



                                      I-1-1

                                   EXHIBIT L-2

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

            Re: Citigroup Mortgage Loan Trust Inc., Series 2004-RES1, Asset Backed Pass-Through Certificates
                  ------------------------------------------------------------


            I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Citigroup Mortgage Loan Trust Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

            2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

            3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2004 (the "Pooling and Servicing Agreement"), among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Litton Loan Servicing LP as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee").

                                    Deutsche Bank National Trust Company, as
                                     Trustee


                                    By:__________________________________
                                    Name:
                                    Title:
                                    Date:



                                     I-2-1

                                   EXHIBIT L-3
                                   -----------

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER

I, [identify the certifying individual], certify to Citigroup Mortgage Loan Trust Inc. (the "Depositor") and Deutsche Bank National Trust Company (the "Trustee") and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement (the "Servicing Information");

            2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer has been provided as required under the Pooling and Servicing Agreement;

            4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. The Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2004 (the "Pooling and Servicing Agreement"), among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Litton Loan Servicing LP as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee").

                                    LITTON LOAN SERVICING LP

                                    By:____________________________________
                                    Name:
                                    Title:
                                    Date:


                                     I-3-1

                                   EXHIBIT L-4
                                   -----------

                            FORM CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR BY THE interim SERVICER

I, [identify the certifying individual], certify to Citigroup Mortgage Loan Trust Inc. (the "Depositor") and Deutsche Bank National Trust Company (the "Trustee") and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the information required to be provided to the Trustee by the Interim Servicer pursuant to the Pooling and Servicing Agreement (the "Servicing Information");

            2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Interim Servicer has been provided as required under the Pooling and Servicing Agreement;

            4. I am responsible for reviewing the activities performed by the Interim Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Interim Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. The Interim Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Interim Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2004 (the "Pooling and Servicing Agreement"), among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), ResMAE Mortgage Corporation as Interim Servicer (the "Interim Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee").


                                     I-4-1

                              RESMAE MORTGAGE CORPORATION



                              By:____________________________________
                              Name:
                              Title:
                              Date:


                                     I-4-2

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]







                                     Schedule 1

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                            [Available Upon Request]







                                     Schedule 2

                                   SCHEDULE 3

              SCHEDULE OF DELAYED SERVICING TRANSFER MORTGAGE LOANS

                            [Available Upon Request]







                                     Schedule 3